UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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EMERALD OIL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202
Ph: (303) 323-0008

April    2014

Dear Shareholder:

We are pleased to invite you to attend the 2014 Annual Meeting of Shareholders of Emerald Oil, Inc., to be held on June 11, 2014 at Emerald’s offices located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, commencing at 7:00 a.m., local time.

The formal notice of the Annual Meeting and proxy statement follows this letter. Enclosed with this proxy statement you will also find your proxy card, a return envelope and a copy of our Annual Report on Form 10-K for the year ended December 31, 2013.

I hope to see you at the Annual Meeting.

Emerald Oil, Inc.

McAndrew Rudisill
Chief Executive Officer

EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202
Ph: (303) 323-0008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 11, 2014

To Our Shareholders:

The 2014 Annual Meeting of the Shareholders (the “2014 Annual Meeting”) of Emerald Oil, Inc. will be held on June 11, 2014 at Emerald’s offices located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, commencing at 7:00 a.m., local time. The purposes of the 2014 Annual Meeting are to:

(1)	Elect six (6) directors to our Board of Directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified;
(2)	Consider and make an advisory vote on a non-binding resolution to approve the compensation of our named executive officers disclosed in this proxy statement;
(3)	Consider and make an advisory vote on the frequency of a vote on the approval of the compensation of our named executive officers;
(4)	Consider and vote upon a proposal to allow us to change of our state of incorporation from Montana to Delaware;
(5)	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2014 fiscal year; and
(6)	To transact such other business as may properly come before the 2014 Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 17, 2014 are entitled to notice of the 2014 Annual Meeting and to vote at the meeting or any adjournment or postponement thereof.

Your vote is important. You are cordially invited to attend the meeting. Even if you do not plan to attend the 2014 Annual Meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope, vote on the website or vote by telephone. The prompt return of proxies will save the Company the expense related to further requests for proxies.

By Order of the Board of Directors

Paul Wiesner
Secretary
Denver, Colorado
April   , 2014

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Shareholders to be held on June 11, 2014: The proxy statement, form of proxy card and Annual Report on Form 10-K are available on the investor page of the Emerald Oil, Inc. website at www.emeraldoil.com.

i

EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 11, 2014

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board”) of Emerald Oil, Inc., a Montana corporation, for the 2014 Annual Meeting of Shareholders to be held on June 11, 2014, at the location and for the purposes set forth in the Notice of Annual Meeting of Shareholders, and at any adjournment or postponement thereof. We expect that this proxy statement, the related proxy and Notice of Annual Meeting of Shareholders will first be mailed to shareholders on or about April 24, 2014.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

You may vote your shares by internet, by telephone or by mail by following the instructions on the enclosed proxy or you may vote your shares in person by attending the 2014 Annual Meeting. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote. Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary prior to the voting of such proxy, giving a duly executed proxy bearing a later date or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies that are signed but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board and listed herein.

You are entitled to one vote for each share of common stock or Series B Voting Preferred Stock that you hold, except for the election of directors. If you vote for all nominees, one vote per share will be cast for each of the six nominees. You may withhold votes from any or all nominees. Except for the votes that shareholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy “FOR” and, if necessary, will exercise their cumulative voting rights to elect the nominees as directors. If you wish to cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on April 17, 2014, the record date, multiplied by the number of directors to be elected. You may cast, under the cumulative voting option, all of your votes for a single nominee or apportion your votes among any two or more nominees. For example, a holder of 100 shares may cast 600 votes for a single nominee, apportion 100 votes for each of the six nominees or apportion 600 votes in any other manner by so noting in the space provided on the proxy card. The cumulative voting feature for the election of directors is also available by voting in person at the 2014 Annual Meeting; it is not available by telephone or on the internet. In the election of directors, the six director nominees who receive the highest number of votes will be elected as directors.

The Board has fixed April 17, 2014 as the record date for determining shareholders entitled to vote at the 2014 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2014 Annual Meeting. At the close of business on April 17, 2014, 66,283,464 shares of common stock and 5,114,633 shares of Series B Voting Preferred Stock were issued and outstanding. The holders of Series B Voting Preferred Stock are entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of our common stock, with the holders of Series B Voting Preferred Stock and the holders of common stock voting together as a single class. Each share of Series B Voting Preferred Stock entitled to vote at the meeting shall not be considered in determining whether a quorum is present at the 2014 Annual Meeting. Except for a shareholder’s right to cumulate its votes as described above for the election of directors, each share of common stock and each share of Series B Voting Preferred Stock is entitled to one vote on each matter to be voted upon at the meeting.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which the holder of record does not have discretionary authority to vote. Rules of the NYSE MKT determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE MKT rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under NYSE MKT rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE MKT, the proposal relating to the ratification of our independent registered public accounting firm is a discretionary proposal and all other proposals included in this proxy statement are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other holder of record holding shares for you, your shares may be voted with respect to the ratification of our independent registered public accounting firm, but will not be voted with respect to the other matters to be considered at the 2014 Annual Meeting without those instructions. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matters to be presented at the 2014 Annual Meeting; however, such shares will be considered present at the 2014 Annual Meeting for purposes of determining the existence of a quorum. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 17, 2014 certain information regarding beneficial ownership of our common stock by:

•	each person known to us to beneficially own 5% or more of our common stock;
•	each current executive officer named in the Summary Compensation Table on page 26, who in this proxy statement are collectively referred to as the “named executive officers”;
•	each of our directors (including nominees); and
•	all of our executive officers (as that term is defined under the rules and regulations of the Securities and Exchange Commission) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 66,283,464 shares of common stock and 5,114,633 shares of Series B Voting Preferred Stock outstanding on April 17, 2014, plus common stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. Each share of Series B Voting Preferred Stock is part of a unit consisting of one share of Series B Voting Preferred Stock and a warrant representing the right to purchase one share of common stock. Unless otherwise noted, the address of each beneficial owner listed on the table is c/o Emerald Oil, Inc., 1600 Broadway, Suite 1360, Denver, Colorado 80202.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock	Amount and Nature of Beneficial Ownership of Series B Voting Preferred Stock	Percent of Series B Voting Preferred Stock	Percent of Voting Securities Beneficially Owned(1)
Certain Beneficial Owners:
Edelman & Guill Energy L.P.(2)	7,878,452	11.9%	5,114,633	100%	19.6%
GLG Partners LP(3)	4,998,286	7.5%	—	—	7.5%
BlackRock, Inc(4)	4,561,442	6.8%	—	—	6.8%
Executive Officers and Directors:
James Russell (J.R.) Reger(5)	668,808	*	—	—	*
McAndrew Rudisill(6)	312,358	*	—	—	*
David Veltri(7)	47,093	*	—	—	*
Paul Wiesner(8)	187,832	*	—	—	*
Thomas Edelman(2)(9)	7,917,134	11.9%	5,114,633	100%	19.7%
Duke R. Ligon(10)	72,054	*	—	—	*
Seth Setrakian(10)	135,516	*	—	—	*
Daniel L. Spears(10)	82,339	*	—	—	*
All current directors and executive officers as a group (8 persons)(11)	9,423,134	13.8%	5,114,633	100%	25.7%

*	Less than one percent.
(1)	Unless otherwise indicated, each shareholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such shareholder. Shares of common stock that are not outstanding, but which a designated shareholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such shareholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such shareholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated shareholder.

(2)	Includes 4,943,729 units consisting of (i) a warrant to purchase 4,943,729 shares of common stock and (ii) 4,943,729 shares of Series B Voting Preferred Stock held by WDE Emerald Holdings LLC and 170,904 units consisting of (i) a warrant to purchase 170,904 shares of common stock and (ii) 170,904 shares of Series B Voting Preferred Stock held by White Deer Energy FI L.P., which are members of a “group” for purposes of Section 13(d) of the Exchange Act. Such group includes White Deer Energy L.P., White Deer Energy TE L.P., Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman and Ben A. Guill. White Deer Energy L.P. and White Deer Energy TE L.P. are the members of WDE Emerald Holdings LLC. By virtue of being members of WDE Emerald Holdings LLC, White Deer Energy L.P. and White Deer Energy TE L.P. may be deemed to possess voting and dispositive power with respect to 5,114,633 shares of common stock underlying the warrant and the 5,114,633 shares of Series B Voting Preferred Stock beneficially owned by WDE Emerald Holdings LLC. Edelman & Guill Energy L.P. is the general partner of White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.; Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P.; and Messrs. Edelman and Guill are the directors of Edelman & Guill Energy Ltd. Accordingly, each of Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., and Messrs. Edelman and Guill may be deemed to control the investment decisions of (i) White Deer Energy L.P. and White Deer Energy TE L.P. and, therefore, WDE Emerald Holdings LLC and (ii) White Deer Energy FI L.P. The members of the aforementioned “group” disclaim beneficial ownership of the shares of common stock underlying the warrants held by WDE Emerald Holdings LLC and White Deer Energy FI L.P. except to the extent of their respective pecuniary interests therein. The business address for each member of the aforementioned “group” is 700 Louisiana, Suite 4770, Houston, TX 77002.
(3)	Based on information disclosed in the Schedule 13G filed with the Securities and Exchange Commission on March 31, 2014. Includes 709,971 shares of common stock issuable upon conversion of $6,230,000 aggregate principal amount of 2.0% Convertible Senior Notes due 2019.
(4)	Based on information disclosed in the Schedule 13G filed with the Securities and Exchange Commission on January 14, 2014.
(5)	Does not include 466,416 unvested restricted stock units and unvested options to purchase 90,243 shares of common stock.
(6)	Does not include 466,416 unvested restricted stock units and unvested options to purchase 90,243 shares of common stock.
(7)	Does not include 176,503 unvested restricted stock units and unvested options to purchase 26,200 shares of common stock.
(8)	Does not include 246,809 unvested restricted stock units and unvested options to purchase 40,921 shares of common stock.
(9)	Does not include 20,000 unvested restricted stock units and unvested options to purchase 18,600 shares of common stock.
(10)	Does not include 50,082 unvested restricted stock units and unvested options to purchase 18,600 shares of common stock.
(11)	Includes options to acquire 111,608 shares of common stock. Does not include 1,526,388 unvested restricted stock units or unvested options to purchase 433,615 shares of common stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Articles of Incorporation, as amended, specify that the number of directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of our Board. Our Board is currently composed of six directors, all of which are currently up for re-election.

Our Governance/Nominating Committee has nominated six of our current directors for re-election at the 2014 Annual Meeting to hold office until the 2015 Annual Meeting of Shareholders or until the successor of each shall be elected and qualified in accordance with our bylaws. We have no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as a director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or the Board may reduce the size of the Board.

The six nominees receiving the greatest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the six nominees identified below.

Nominees for Election as Directors at the 2014 Annual Meeting

The Board has recommended the following persons as nominees for election as directors at the 2014 Annual Meeting:

Nominee Name	Age (as of 2014 Annual Meeting)	Year First Became a Director
Thomas J. Edelman	63	2013
Duke R. Ligon	71	2012
James Russell (J.R.) Reger	38	2010
McAndrew Rudisill	35	2012
Seth Setrakian	41	2012
Daniel L. Spears	41	2012

Certain biographical information relating to each of the nominees for election to our Board is set forth below:

Thomas J. Edelman has been a director since February 2013. Mr. Edelman is currently Managing Partner of White Deer Energy L.P., an energy private equity fund. Mr. Edelman founded Patina Oil & Gas Corporation and served as its Chairman and Chief Executive Officer from its formation in 1996 through its merger with the Noble Energy, Inc. in 2005, when he joined its board of directors. Mr. Edelman co-founded Snyder Oil Corporation and was its President from 1981 through 1997. Mr. Edelman served as Chairman and Chief Executive Officer and later as Chairman of Range Resources Corporation (NYSE: RRC), an oil and natural gas company, from 1988 through 2003. Mr. Edelman resigned from his position as Chairman of BioFuel Energy Corp. and Bear Cub Energy LLC in 2009. Mr. Edelman currently serves as a director of Noble Energy, Inc. (NYSE: NBL), PostRock Energy Corporation (NASDAQ: PSTR), an independent oil and natural gas company and Berenson & Company, Inc., a privately held boutique investment banking firm. Mr. Edelman brings a strong financial and executive management background to our Board. Mr. Edelman holds an M.B.A. in Finance from Harvard Business School and a B.A. in Political Economy from Princeton University. Mr. Edelman’s qualifications to sit on the Board include his extensive experience with investment banking and private equity funds, including his understanding of the financial aspects of our business through his previous leadership of large independent oil and natural gas companies, his service as President and CEO of several independent oil and natural gas companies and his knowledge and expertise of the oil and natural gas industry.

Duke R. Ligon has been a director since July 2012. Mr. Ligon has served as Chairman of PostRock Energy Corporation (NASDAQ: PSTR), an independent oil and natural gas company, since October 2010 and as Chairman and Director of one of PostRock’s predecessor entities since 2006. Mr. Ligon has more than 40 years of legal expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions. He is an attorney and served as senior vice president and general counsel of Devon Energy Corporation (NYSE: DVN), an independent natural gas and oil exploration and production company, from January 1997 until he retired in February 2007. From 2007 to 2010, Mr. Ligon served as a strategic legal advisor to Love’s Travel Stops & Country Stores, Inc., a privately held chain of fueling stations and attached convenience stores, and currently is the manager and owner of Mekusukey Oil Company, LLC, a privately held oil and natural gas company. Prior to joining Devon, Mr. Ligon practiced law for 12 years and last served as a partner at the law firm of Mayer Brown LLP in New York City. In addition, Mr. Ligon was Senior Vice President and Managing Director for Investment Banking at Bankers Trust Co., a privately held commercial bank, in New York City for 10 years. Mr. Ligon also serves as a member of the board of directors of Panhandle Oil and Gas, Inc. (NYSE: PHX), an oil and natural gas company, as a member of the board of directors of Vantage Drilling Company (AMX: VTG), an offshore drilling contractor, Chairman of the Board of Blueknight Energy Partners, LP (NASDAQ: BKEP), a midstream energy business, Chairman of the Board of SteelPath MLP Funds, a privately held mutual fund providing access to the Master Limited Partnership asset class, member of the board of directors of SteelPath Energy Infrastructure Investment Company, an MLP focused investment manager, Chairman of the Board of Security State Bank, member of the board of directors of Heritage Trust Company, member of the board of directors of Orion California LP, a privately held oil and natural gas company. He was formerly on the board of directors of SteelPath MLP Funds Trust, TransMontaigne Partners L.P. (NYSE: TLP), TEPPCO Partners, L.P. (NYSE: TPP), and member of the Advisory Committee of LegalShield, a privately held prepaid legal services company (formerly Pre-Paid Legal Services, Inc. where he was a board member and Chairman of the Special Committee that negotiated the recent sale to MidOcean Partners). Mr. Ligon received an undergraduate degree in chemistry from Westminster College and a law degree from the University of Texas School of Law. Mr. Ligon’s qualifications to sit on the Board include his experience as senior vice president and general counsel of Devon Energy Corporation and his expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions, as well as his service on a number of boards of directors of other publicly traded companies, primarily in the energy industry.

James Russell (J.R.) Reger served as our Executive Chairman between July 2012 and March 2014, and now serves as our Vice Chairman. Mr. Reger served on our Board since April 2010 and served as our Chief Executive Officer from April 2010 to July 2012. Mr. Reger was the Chief Executive Officer of Plains Energy Investments, Inc. from December 2009 to April 2010. Mr. Reger holds a B.A. in Finance from Baylor University in Waco, Texas. Mr. Reger’s qualifications to sit on the Board include his role as founder and an executive officer of the Company since 2010.

McAndrew Rudisill has been a director since July 2012 and has served as our Chief Executive Officer since May 2013. Prior to his appointment as Chief Executive Officer, Mr. Rudisill served as our President from July 2012 to May 2013. Mr. Rudisill has 12 years of investment management and investment banking experience in the natural resources sector. Prior to joining us, Mr. Rudisill was Executive Chairman of Emerald Oil, Inc., which we acquired in July 2012, from 2011 to 2012. Mr. Rudisill was the Managing Partner and founder of Pelagic Capital Advisors LP from 2007 to 2011. Mr. Rudisill currently serves as a Non-Executive Director of Ochre Group Holdings Limited (ASX: OGH), an Australia based mineral resources exploration company. Mr. Rudisill holds a B.A. cum laude with high honors in Economics from Middlebury College in Middlebury, Vermont. Mr. Rudisill’s qualifications to sit on the Board include his role as our Chief Executive Officer and his public and private equity investment experience, investment banking experience and dealings with structuring numerous transactions in the energy industry.

Seth Setrakian has been a director since July 2012. Mr. Setrakian has 17 years of investment management experience. Mr. Setrakian currently is a Partner and Co-Head of Global Equities of First New York Securities, LLC, a privately held principal trading firm. Prior to First New York, Mr. Setrakian was a Partner of Helios Partners and Seneca Capital, both U.S.-based private investment firms. Mr. Setrakian’s career began at Arthur Andersen, where he was an associate in the Corporate Finance group. Mr. Setrakian graduated summa cum laude, with a B.S. in Accounting, from Pennsylvania State University. Mr. Setrakian’s qualifications to sit on the Board include his extensive capital markets expertise, his involvement with publicly traded energy companies and his background in finance and strategic management.

Daniel L. Spears has been a director since July 2012, and has served as our Independent Chairman since March 2014. Mr. Spears has 19 years of investment management and investment banking experience in the natural resources sector. Mr. Spears is a partner and portfolio manager at the Dallas, Texas based Swank Capital, LLC, an energy infrastructure investment management company, and its wholly owned investment manager, Cushing Asset Management, LP. Mr. Spears was an investment banker in the Natural Resources Group at Bank of America Securities LLC for eight years. Mr. Spears also worked in the Global Energy and Power Investment Banking Group at Salomon Smith Barney. Mr. Spears serves on the board of directors of Central Energy, LP, (ENGY), a master limited partnership trading in the over-the-counter market. Mr. Spears received his B.S. in Economics from the Wharton School of the University of Pennsylvania. Mr. Spears’ qualifications to sit on the Board include his investment banking and money management expertise and his expertise related to public and private companies in the energy industry, as well as his service on a number of boards of directors of other publicly traded companies, primarily in the energy industry.

CORPORATE GOVERNANCE

Independence

Our Board has determined that all of our non-employee director nominees, Daniel L. Spears (Independent Chairman), Duke R. Ligon, Seth Setrakian and Thomas J. Edelman, are independent directors, as defined by the listing standards of the NYSE MKT stock exchange. Our employee director nominees are McAndrew Rudisill (Chief Executive Officer) and J.R. Reger (Vice Chairman).

Board Leadership Structure

In determining the appropriate leadership of our Board of Directors, the Board considers many factors, including our specific business needs, fulfilling the duties of the Board and the best interests of our shareholders. Mr. Rudisill currently serves as Chief Executive Officer and as a member of the Board. Mr. Reger currently serves as Vice Chairman and as a member of the Board. The Board believes this leadership structure is best for the Company at the current time. The Board believes that the current leadership structure achieves independent oversight and management accountability through regular executive sessions of the non-management directors and through a Board composed of a majority of independent directors, and strong independent committee chairs. We have a designated independent Chairman; the independent Chairman typically leads or designates an independent leader of each executive session. The Board will, however, maintain its flexibility to modify this structure at any given point in time to provide appropriate leadership for us.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board and its committees on areas of risk, and our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee considers employee-related risks as it evaluates the performance of our executive officers and determines our executive compensation. Our Governance/Nominating Committee focuses on issues relating to Board composition and corporate governance matters. In addition, to ensure that our Board has a broad view of our overall risk management process, the Board periodically reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that applies to all employees, consultants, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, company opportunities, gifts and political contributions, relationships with government officials, conflicts of interest and insider trading. Our Code of Ethics and Business Conduct is available on our website at www.emeraldoil.com. We intend to include on our website any amendment to, or waiver from, a provision of the Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K. A copy of our Code of Ethics and Business Conduct will be provided to any person, without charge, upon request to the Secretary at 1600 Broadway, Suite 1360, Denver, Colorado 80202.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly with the Board. All communications should be directed to our Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors, and our Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Emerald Oil, Inc. Board of Directors
Attention: Secretary
1600 Broadway, Suite 1360
Denver, Colorado 80202

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting us. We do not have a policy regarding director attendance, but all directors are invited to attend the Annual Meeting of Shareholders. One member of the Board attended the 2013 Annual Meeting of Shareholders.

Board and Committee Meetings

During fiscal 2013, the Board held four formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with our Articles of Incorporation, bylaws and Montana law. The directors also participate in quarterly financial update calls with management.

Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2013 on committee matters, with the Audit Committee holding four formal meetings, the Compensation Committee holding four formal meetings and the Governance/Nominating Committee holding four formal meetings.

Each director attended, in person or by telephone, 100% of the meetings of the Board and the meetings for any committee of which he was a member.

Current Committee Membership

The following table sets forth the membership of each of our committees.

Audit Committee	Governance/Nominating Committee	Compensation Committee
Duke R. Ligon*	Daniel L. Spears*	Seth Setrakian*
Seth Setrakian	Duke R. Ligon	Duke R. Ligon
Daniel L. Spears	Seth Setrakian	Daniel L. Spears

*	Chairman of the Committee.

Audit Committee

Among other matters, our Audit Committee:

•	assists the Board in fulfilling its oversight responsibility to our shareholders and other constituents with respect to the integrity of financial statements;
•	reviews our annual financial statements and any reports or other financial information or estimates submitted to any governmental body or the public, including any certification, report, opinion or review rendered by our independent auditors;
•	appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors’ lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

•	meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;
•	reviews the performance of our independent auditors;
•	periodically meets with key members of the internal audit consultants, without management or others present, to discuss the adequacy of the internal audit function and results of such internal audit reviews;
•	discusses with management, internal audit consultants and our independent auditors the adequacy and sufficiency of our disclosure and internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in our disclosure and internal control procedures;
•	meets periodically with those members of management responsible for our risk assessment and risk management to understand and evaluate our risk assessment and risk management efforts;
•	in consultation with the independent auditors and the internal audit consultants, reviews the integrity of our financial reporting processes, both internal and external;
•	considers and approves, if appropriate, major changes to our auditing and accounting principles and practices as suggested by the independent auditors, management or the internal audit consultants;
•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•	develops and reviews our policies and procedures for the review, approval, or ratification of any related person transaction requiring disclosure under Item 404 of Regulation S-K as promulgated under the Exchange Act or approval under the applicable rules of the NYSE MKT;
•	reviews, approves or ratifies all related party transactions that are to be disclosed under Item 404 of Regulation S-K or require approval pursuant to our policies and procedures;
•	reviews periodically the Code of Ethics and Business Conduct and management’s enforcement of the Code as it relates to our financial reporting process and internal control system; and
•	prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

Our independent auditors and other key committee advisors have regular contact with our Audit Committee. Our Board has adopted a written charter describing the roles and responsibilities of the Audit Committee. The Audit Committee charter is available on the investor page of our website at www.emeraldoil.com.

Audit Committee Independence and Financial Expert

Our Board has determined that our Audit Committee is comprised entirely of independent directors, as defined by the listing standards of the NYSE MKT stock exchange and applicable SEC rules. In addition, our Board has determined that Mr. Spears is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the NYSE MKT stock exchange and under the Exchange Act.

Audit Committee Report

Management is responsible for our system of internal controls and the overall financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management and the independent auditors;
(2)	discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 16 (Communications with Audit Committees); and
(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission.

April   , 2014
Duke R. Ligon, Chair
Seth Setrakian
Daniel L. Spears

Governance/Nominating Committee

Our Governance/Nominating Committee makes recommendations to our Board regarding candidates for directorships and the composition of our Board and its committees. In addition, our Governance/Nominating Committee oversees our codes of conduct and makes recommendations to our Board concerning governance matters.

The Governance/Nominating Committee will review any director nominees proposed by shareholders. Shareholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written notice to the Company in accordance with our bylaws within the timeframes set forth below in the section titled “Shareholder Proposals.” A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written notice. The notice should include the name and address of the nominee, the qualifications and experience of said nominee and any other information required by our bylaws.

The Governance/Nominating Committee acts pursuant to a written charter and is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, and the oversight of the organization of Board committees. The Governance/Nominating Committee charter is available on the investor page of our website at www.emeraldoil.com.

When identifying and selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following are considered when evaluating director nominees:

•	appropriate size and diversity of the Board;
•	needs of the Board with respect to particular talent and experience;
•	knowledge, skills and experience of nominee;
•	familiarity with domestic and international business affairs;
•	legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and
•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

The Governance/Nominating Committee does not have a formal diversity policy at this time; however, as summarized above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.

Governance/Nominating Committee Independence

Our Board has determined that our Governance/Nominating Committee is comprised entirely of independent directors, as defined by the listing standards of the NYSE MKT stock exchange.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, employees and directors with input from our management. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our named executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. Our Compensation Committee provides input on compensation for our other officers and employees, but compensation levels for such other officers and employees and the corporate goals and objectives relating to compensation are set by our Chief Executive Officer, subject to the Compensation Committee’s approval. Our Compensation Committee also administers the issuance of stock options, restricted stock awards, and other awards under our 2011 Equity Incentive Plan.

Compensation Committee Charter and Scope of Authority

Under the Compensation Committee’s written charter, the primary duties and responsibilities of the Compensation Committee include the following:

•	develop and periodically review with management our philosophy of compensation, taking into consideration enhancement of shareholder value and the fair and equitable compensation of all employees;
•	determine the compensation for our executive officers and approve the compensation for all of our executive officers;
•	determine and approve equity grants made pursuant to our 2011 Equity Incentive Plan and any other equity incentive plan;
•	develop, recommend to the Board, review and administer executive officer compensation policy and plans, including incentive plans, benefits and perquisites;
•	develop, recommend, review and administer compensation plans for non-employee members of the Board;
•	annually consider the relationship between our strategic and operating plans and the various compensation plans for which the Committee is responsible;
•	periodically review and approve employment agreements, severance agreements, change of control agreements and material amendments to the foregoing which are applicable to any executive officer; and
•	review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the SEC. Based on such review and discussion, the Committee determines whether to recommend to the full Board that the CD&A be included in the annual report or proxy statement.

The Compensation Committee charter may be amended by approval of the Board. The Compensation Committee charter is available on the investor page of our website at www.emeraldoil.com.

Delegation of Authority

The Compensation Committee has delegated certain authority to our Chief Executive Officer to make limited equity award grants under our 2011 Equity Incentive Plan to non-executive employees.

Role of Management and Compensation Consultants

In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendations of our Chief Executive Officer. Other than giving his recommendations, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding his own compensation. All of the Compensation Committee’s actions, decisions and recommendations are reported to our Board. In addition, the Compensation Committee may engage an independent compensation consultant to review compensation trends and compensation levels of companies that we deem to be in our peer group. The Compensation Committee did not engage an independent compensation consultant for 2013, and the Compensation Committee relied on its own review of compensation trends and compensation levels of other companies that the Compensation Committee deemed to be in our peer group.

Compensation Committee Independence

Our Board has determined that our Compensation Committee is comprised entirely of independent directors as defined by the listing standards of the NYSE MKT stock exchange.

Required Vote and Recommendation

Under Montana law, the election of each nominee requires the affirmative vote by a plurality of the votes cast by the shares entitled to vote on the election of directors at the 2014 Annual Meeting at which a quorum is present. At our 2014 Annual Meeting, six directors will be up for election. Each shareholder has the right to cast six votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the six nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of our Board in order to elect to the Board the maximum number of nominees named in this proxy statement. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL #1.

NAMED EXECUTIVE OFFICERS

The following provides information about our current named executive officers. Information with respect to Messrs. Rudisill and Reger is set forth in “Election of Directors — Nominees for Election.”

Name	Age	Positions
McAndrew Rudisill	35	Chief Executive Officer and Director
James Russell (“J.R.”) Reger	38	Vice Chairman and Director
Paul Wiesner	49	Chief Financial Officer and Secretary
David Veltri	56	Chief Operating Officer

Paul Wiesner has been our Chief Financial Officer since July 2012. Mr. Wiesner has over 25 years of experience with public and private oil and natural gas companies in senior financial and accounting positions. Prior to joining us, Mr. Wiesner was the Chief Financial Officer of Tracker Resource Development II, LLC from 2008 to 2011, a private oil exploration company focused in the North Dakota Bakken which sold for $1.05B in 2011. From 2005 to 2008, Mr. Wiesner was Chief Financial Officer, Secretary and Treasurer for Storm Cat Energy Corporation a publically traded coalbed methane gas exploration company focused in the Powder River Basin of Wyoming. In November 2008, while Mr. Wiesner served as an executive officer, entities affiliated with Storm Cat Energy filed for protection under Chapter 11 of the Federal bankruptcy laws in the U.S. Bankruptcy Court for the District of Colorado. Mr. Wiesner graduated with a Bachelor of Arts degree from Claremont McKenna College and holds an MBA from the MIT Sloan School of Management.

David Veltri has been our Chief Operating Officer since November 2012. Mr. Veltri has over 31 years of oil and natural gas industry experience with a major oil company and several independent oil companies, where he has managed and provided engineering for all phases of upstream and mid-stream oil and natural gas operations, covering North Dakota, Wyoming, the Rocky Mountains, the Southern U.S., Mid-Continent, Louisiana, Texas and various international locations. Most recently, Mr. Veltri served as an independent petroleum engineering consultant from October 2011 through November 2012. From August 2008 through September 2011, Mr. Veltri served as Vice President/General Manager of Baytex Energy USA Ltd., where he managed business unit operations, capital drilling programs, lease maintenance and producing properties in the Williston Basin in North Dakota. Mr. Veltri received a Bachelor of Science in Mining and Engineering from West Virginia University.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our compensation programs are generally designed, structured and administered under the oversight of our Compensation Committee and subject to the approval of our Board of Directors.

For the purposes of our discussion, our named executive officers for 2013 were as follows:

Name	Title
James Russell (J.R.) Reger	Former Executive Chairman*
McAndrew Rudisill	Chief Executive Officer
Paul Wiesner	Chief Financial Officer (our principal financial officer and principal accounting officer)
David Veltri	Chief Operating Officer
Mitch Thompson	Former Chief Accounting Officer**
Mike Krzus	Former Chief Executive Officer***

*	Mr. Reger assumed the role of Vice Chairman on March 31, 2014 and Daniel L. Spears assumed the role as independent Chairman of the Board of Directors on the same date.
**	Mr. Thompson was reassigned from his position as the Chief Accounting Officer on September 16, 2013 and became the Company’s Vice President — Accounting.
***	Mr. Krzus was reassigned from his position as Chief Executive Officer on May 8, 2013, and subsequently became the Company’s President, and thereafter Vice President of Operations, before retiring effective December 31, 2013.

Compensation Objectives and Philosophy

Our future success and the ability to create long-term value for our shareholders depends on our ability to attract, retain and motivate the most qualified individuals in the oil and natural gas industry. We design our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate, while maintaining an atmosphere of teamwork, recognizing overall business results and individual achievement, and achieving our strategic objectives by tying the interests of our executive officers and employees with our shareholders through the use of equity-based compensation.

Our overall compensation philosophy is that rewards to executives should reflect and reinforce our Company-wide focus on production and cash flow growth while maintaining appropriate leverage ratios. In 2013, we compensated our named executive officers primarily in the form of a base salary and the grant of equity awards in the form of both restricted stock awards and stock options, which we believe aligns the interests of our named executive officers with our shareholders as a whole.

We intend for the amount of compensation paid to each executive officer to reflect the officer’s experience and individual performance, as well as our overall performance, all measured in the context of the oil and natural gas industry and in the locations in which we operate. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive officer to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer’s responsibility and ability to impact our financial performance increases, the individual’s performance-based compensation increases as a portion of his total compensation. Ultimately, executive officers with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved, and should receive a greater proportion of the reward if the goals are met or surpassed.

Our Board and the Compensation Committee consistently evaluates the compensation awarded to, earned by, or paid to its executive officers. Specifically, it considers the following:

•	the objectives of our compensation programs;
•	various elements that our compensation program is designed to reward;

•	each element of compensation;
•	the reasons each element is considered important;
•	the methods for determining the amounts (and, where applicable, the formula) for each element to pay; and
•	how each compensation element fits into our overall compensation objectives and affects decisions regarding other elements.

Compensation Committee

Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

•	consider individual performance, competence and leadership when setting base compensation, as well as Company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;
•	compare our compensation programs with the executive compensation policies, practices and levels at comparable companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and
•	structure compensation among the executive officers so that our named executive officers, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals.

Setting Executive Compensation

The Compensation Committee selects the elements of executive compensation, and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and considers a number of factors, including:

•	each executive officer’s position and the level of responsibility;
•	the skills and experiences required by an executive officer’s position;
•	the executive officer’s experience and qualifications;
•	the competitive environment for comparable executive officer talent having similar experience, skills and responsibilities;
•	our performance compared to specific objectives;
•	individual performance measures;
•	the executive officer’s current and historical compensation levels;
•	the executive officer’s length of service;
•	compensation equity and consistency across all executive positions; and
•	the stock ownership of each executive officer.

As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. For 2013, our Compensation Committee did not engage an independent compensation consultant, but may do so in the future.

Compensation Should Be Market Competitive

We are in an intensely competitive market for top level executive talent. Accordingly, it is vital for us to provide compensation opportunities that are competitive with, or that beat, the market we compete in for executive talent. In order to gauge the effectiveness of our compensation programs in this regard, our

Compensation Committee reviews and analyzes the compensation paid by a peer group of issuers who are engaged in the exploration and production space in order to determine the appropriate salary, and the appropriate potential for bonus incentives and equity awards, for our named executive officers. The Compensation Committee used a peer group of the following 24 U.S. exploration and production companies:

•	Continental Resources, Inc.
•	Oasis Petroleum, Inc.
•	Whiting Petroleum Corp.
•	Kodiak Oil & Gas Corp.
•	Triangle Petroleum Corporation
•	Northern Oil & Gas, Inc
•	Clayton Williams Energy, Inc.
•	Diamondback Energy, Inc.
•	Matador Resources Company
•	Approach Resources, Inc.
•	Concho Resources, Inc.
•	Range Resources Corporation
•	Dune Energy, Inc.
•	ZaZa Energy Corporation
•	Endeavour International Corporation
•	Abraxas Petroleum Corp.
•	Panhandle Oil and Gas, Inc.
•	Penn Virginia Corporation
•	Mid States Petroleum Company
•	SandRidge Energy, Inc.
•	Goodrich Petroleum Corp.
•	Forest Oil Corporation
•	Contango Oil & Gas Company
•	Swift Energy Company

The foregoing peer group was used to set the compensation levels for 2013 and 2014. The Compensation Committee selected the entities in the foregoing group based on the fact that many of these entities engage in exploration and production activities in the Williston Basin of North Dakota and Montana, operate in other unconventional basins in North America such as the Permian, Utica or Marcellus, and/or have a similar size enterprise value. Accordingly, these entities, and their named executive officers, face many of the same economic and business challenges that the Company and our named executive officers face. Additionally, analysts who cover the Company, and correspondingly investors who evaluate the Company, utilize the entities in this peer group when evaluating how the Company performs in comparison to similarly situated operators.

2013 Employment Agreements, Termination and Change of Control

During the fiscal year ended December 31, 2013, we had employment agreements with our named executive officers, J.R. Reger (Executive Chairman), McAndrew Rudisill (Chief Executive Officer), Paul Wiesner (Chief Financial Officer), Mike Krzus (former Chief Executive Officer) and Mitch Thompson (former Chief Accounting Officer). With the exception of Mr. Krzus’ employment agreement, which expired on December 31, 2013, each agreement was set to terminate on December 31, 2014 with automatic annual extensions unless we or the officer elected not to extend the agreement by providing at least 60 days prior written notice to the other party that the term would not be extended. David Veltri, who served as our Chief Operating Officer during 2013, did not have an employment agreement with the Company during the fiscal year ended December 31, 2013.

Each agreement provided for a base salary, initial stock awards under the 2011 Plan consisting of options and restricted stock units, 25% of which vested upon execution of the employment agreements and 75% of which vests in equal annual increments over three years, and an annual short-term incentive award, which will range from between 100% to 200% of the officer’s base salary and the performance criteria as set by the Compensation Committee (the “STI Award”). For 2013, Messrs. Rudisill, Krzus and Reger were initially entitled to a base salary of $290,000 per year, however in March 2013 the base salary for each officer was increased to $350,000 per year. Additionally, Messrs. Rudisill, Krzus and Reger were eligible for certain STI and, standing execution achievement (“SEA”) Awards based on the achievement of certain standing execution goals, and were eligible for annual bonuses based on the Compensation Committee’s discretion. In addition, Mr. Rudisill was entitled to a housing allowance of $8,000.00 per month, and Mr. Krzus was entitled to a housing allowance of $7,500.00 per month. Mr. Wiesner was initially entitled to a base salary of $275,000 per year, however in March 2013 Mr. Wiesner’s base salary was increased to $305,000 per year. Mr. Wiesner was also eligible for certain STI and SEA Awards based on the achievement of certain standing execution goals, and was eligible for an annual bonus based on the Compensation Committee’s discretion. Mr. Thompson was initially entitled to a base salary of $225,000 per year, however in March 2013 Mr. Thompson’s base salary was increased to $235,000 per year. Additionally, Mr. Thompson, our former Chief Accounting Officer, was eligible for certain STI and SEA Awards based on the achievement of certain standing execution goals, and was eligible for an annual bonus based on the Compensation Committee’s discretion. Finally, although Mr. Veltri did not have an employment agreement with the Company during 2013, he was initially entitled to a base salary of $225,000 per year, however in March 2013 Mr. Veltri’s base salary was increased to $275,000 per year.

Each of these officer employment agreements provided for severance and change-in-control payments in the event we terminated an officer’s employment “without cause” or if the officer terminated for “good reason.” A change of control was deemed to occur when individuals constituting the Board at the beginning of any two-year period ceased to constitute a majority thereof, or if the voting securities outstanding immediately prior to a merger, consolidation or reorganization ceased to represent at least 50% of the combined voting power of the outstanding securities immediately after such merger, consolidation or reorganization. If we terminated an officer without cause or the officer resigned for good reason, if the agreement was not extended at the end of each term without cause or for good reason, or if we terminated an officer without cause or the officer resigned for good reason within 12 months of a change of control, then that officer would receive all accrued but unpaid base salary, any unpaid STI Award in respect of any completed fiscal year ending prior to the date of such termination or resignation, a lump-sum cash payment equal to two times the target STI Award for the fiscal year in which the termination or resignation occurred, a lump-sum payment equal to two years of the officer’s base salary, partial payment of the officer’s health coverage, if continued, and immediate vesting of all equity or equity-related awards previously awarded to the officer. Upon termination by us without cause or by an officer for good reason, the officer would receive all amounts payable on the 60th day following the date of the officer’s termination of employment. If we terminated an officer for cause or if an officer resigned without good reason, the officer would only be entitled to obligations that had accrued under his employment agreement, and any unvested equity awards would be cancelled, and the officer would not have any further rights under the employment agreements, including any STI Award that had not been paid as of the date of termination.

Each agreement provided that in the event we terminated an officer’s employment “without cause,” as a result of a change in control or as a result of non-extension by us, or if the officer terminated his employment for “good reason,” the officer agreed that, for a period ending one year from the date of his termination of employment, the officer would not (i) engage in certain activities described in the employment agreements that were deemed competitive with our business in any county in the United States where we held mineral lease interests, (ii) encourage any person to leave our employ, hire or engage as a consultant any person who is or was our employee or consultant until six months after such individual’s employment or consulting relationship with us has been terminated, or (iii) encourage certain persons to cease doing business with us or interfere with certain of our business relationships.

The following table shows the potential payments to our named executive officers in the event of their termination of employment as of December 31, 2013 and using the closing price of our common stock on December 31, 2013 to value the early vesting of equity-related awards. The table below assumes that we have paid in full the named executive officer’s base salary and STI Awards. Because the price of our common stock is subject to fluctuation, we cannot assure you that these scenarios would produce similar results as those disclosed if a termination were to occur in the future.

	Accrued but Unpaid Base Salary	Unpaid STI Award	Severance Payments	Early Vesting of Equity or Equity-related Awards	Other	Total
Without Cause/For Good Reason/Non-Extension
McAndrew Rudisill	—	—	$2,100,000	$3,195,875	—	$5,295,875
James Russell (J.R.) Reger	—	—	$2,100,000	$3,195,875	—	$5,295,875
David Veltri	—	—	—	—	—	—
Paul Wiesner	—	—	$1,220,000	$1,736,844	—	$2,956,844
Mitchell R. Thompson	—	—	$1,057,500	$939,713	—	$1,997,213

	Accrued but Unpaid Base Salary	Unpaid STI Award	Severance Payments	Early Vesting of Equity or Equity-related Awards	Other	Total
Mike Krzus	—	—	—	—	—	—
Following Change of Control
McAndrew Rudisill	—	—	$2,100,000	$3,195,875	—	$5,295,875
James Russell (J.R.) Reger	—	—	$2,100,000	$3,195,875	—	$5,295,875
David Veltri	—	—	—	—	—	—
Paul Wiesner	—	—	$1,220,000	$1,736,844	—	$2,956,844
Mitchell R. Thompson	—	—	$1,057,500	$939,713	—	$1,997,213
Mike Krzus	—	—	—	—	—	—

(1)	Upon termination, if the executive officer elected to continue to participate in any group medical, dental, vision and/or prescription drug plan benefits to which the executive officer and/or his eligible dependents would be entitled under Section 4980B of the Code (COBRA), we would pay the excess of (i) the COBRA cost of such coverage over (ii) the amount the executive officer would have had to pay for such coverage if the executive officer had remained employed with us during the period the executive officer is entitled to coverage under COBRA. As a result of the various considerations involved in calculating the excess amount, we are unable to provide an accurate estimate of such costs, but do not believe such costs would be material.
(2)	In connection with his retirement from the Company in December 2013, Mr. Krzus voluntarily relinquished his eligibility for any compensation payable in the event of a change of control of the Company, due to termination without cause, resignation for good reason and/or non-extension of his agreement.

In January 2014, the Company and each named executive officer employed by the Company executed a new employment agreement that replaced the employment agreements that existed at fiscal year ended December 31, 2013. Information regarding the new employment agreements for the named executive officers is discussed below under “Compensation for 2014.”

Executive Compensation Components for Fiscal Year 2013

The principal elements of our executive officer compensation program for fiscal year 2013 were:

•	base salary;
•	incentive awards paid with both restricted stock units and/or cash at the discretion of the Compensation Committee, based upon short-term incentive (“STI”) awards, standing execution achievement (“SEA”) awards, and discretionary awards; and
•	limited perquisites and other benefits generally made available to our employees.

In allocating compensation across these elements, the Compensation Committee followed the general compensation objectives and philosophies outlined above to place a substantial percentage of an executive officer’s compensation at risk, subject to the achievement of specific performance objectives and long-term equity value creation. In addition, the Compensation Committee generally placed a greater proportion of total compensation at risk for our named executive officers, based on their greater responsibility for, and ability to influence, overall Company performance.

Awards were allocated based upon both long- and short-term goals and with a preference for equity incentives when available under the 2011 Equity Incentive Plan. STI awards were based upon three to five corporate goals which the Compensation Committee believed would benefit our shareholders. In 2013, the Compensation Committee determined that because of the growth trajectory of the Company, STI awards would be based upon the achievement of semi-annual corporate goals in 2013, and through the first quarter of 2014. SEA goals were based upon defined quarterly achievement hurdles that provide a pool of compensation that management can allocate to incentivize all executives and employees to achieve specific quarterly operational and financial objectives. Discretionary awards may be granted at the discretion of the Compensation Committee with Board approval and were focused on the long-term alignment of executives with shareholders.

STI awards, SEA awards and annual discretionary awards may be paid in stock options, shares of restricted stock, restricted stock units or cash depending upon availability under the 2011 Equity Incentive Plan. In the event shares are not available for grant under the 2011 Equity Incentive Plan, cash will be used.

Base Salary

Base salary provides executives with a fixed, regular, non-contingent earnings stream. As a component of total compensation, our Compensation Committee has set base salaries at a level that it believes attracts and retains an experienced management team in our market that would allow us to grow and create shareholder value, while making base salary a smaller component of overall compensation than is provided in the form of equity incentive awards.

In 2013 we maintained employment agreements with all but one of our then existing named executive officers. The employment agreements for Messrs. Krzus, Reger and Rudisill provided each with an initial base salary of $290,000 per year, which was subsequently increased to $350,000 per year. The employment agreement for Mr. Wiesner provided for an initial base salary of $275,000 per year, which was subsequently increased to $305,000 per year, and the employment agreement for Mr. Thompson provided for an initial base salary of $225,000 per year, which was subsequently increased to $235,000 per year. Although Mr. Veltri did not have an employment agreement with the Company during 2013, he was provided an initial base salary of $225,000 per year, which was subsequently increased to $275,000 per year.

We review base salaries for our executive officers annually to determine if a change is appropriate, considering various factors, including comparisons to base salaries paid for comparable roles by other companies in the oil and natural gas industry, individual contributions to the Company and base salaries paid within our Company. For 2014, we increased the base salaries of certain of the named executive officers based upon performance in 2013. Information regarding the increases in base salaries of the named executive officers is discussed below under “Compensation for 2014.”

Incentive Awards

We believe that a high level of quality long-term performance is achieved through an ownership culture that encourages performance by our executive officers through the use of stock and stock based awards. The 2011 Equity Incentive Plan was established to provide our employees, including our named executive officers, with incentives to help align their interests with the interests of shareholders. We have historically elected to use stock options, restricted stock units and restricted stock grants as the primary equity incentive vehicles. We believe stock options, restricted stock units and restricted stock grants provide incentives for our named executive officers’ performance because the value of the awards is tied directly to our stock price and also provide retention incentives with delayed vesting.

Each of the named executive officer’s employment agreements also provided for STI awards ranging from 100% to 200% of base salary, entitlement to SEA awards based on defined quarterly achievement hurdles, and exposure to the Compensation Committee’s discretionary bonus allocation.

For 2013, the Compensation Committee set forth the following STI goals:

•	expand our core operated Williston Basin acreage position;
•	transition to an operated business model while managing the legacy non-operated acreage portfolio;
•	develop undrilled leasehold acreage to generate reserves, production and cash flow; and
•	maintain a strong liquidity position and conservative balance sheet.

Our Compensation Committee established SEA goals to be divided among all executive and employee team members at the discretion of our executive officers who manage their respective team members. For 2013, the Compensation Committee established the following SEA goals:

•	$75,000 for each successfully drilled well that is operated by us and generates similar or superior well results to surrounding wells, based upon 30-day initial production rates;
•	$90,000 for converting non-operated acreage into 1280-acre drilling spacing units in which we are designated as the operator and have at least a 35% working interest;
•	1.5% of the total transaction value for the completion of acquisitions of acreage and production in the Williston Basin upon demonstrating to the Compensation Committee that the transaction is value accretive;
•	0.75% of the gross amount of completed equity raises upon demonstrating to the Compensation Committee the value added as a result of the equity raise; and
•	0.25% of the gross amount of debt refinancings or the issuance of debt securities upon demonstrating to the Compensation Committee the requirement of the debt refinance or debt issuance and the competitiveness of the debt transaction in relation to our size and the capital market conditions.

Based upon the achievement of the pay for performance metrics established by the Compensation Committee for making STI awards, SEA awards, and discretionary awards, our named executive officers received the following equity and cash awards in 2013: each of Messrs. Reger and Rudisill — 385,110 restricted stock units and $2,042,539 in cash; Mr. Krzus — 172,636 restricted stock units and $1,108,872 in cash; Mr. Wiesner — 171,016 restricted stock units and $882,894 in cash; Mr. Veltri — 135,878 restricted stock units and $738,686 in cash, and Mr. Thompson — 87,865 restricted stock units and $391,218 in cash. One-third of the restricted stock unit grants vested upon grant and the remaining two-thirds of the restricted stock unit grants vest in equal annual installments over two on the anniversary date of the grants.

The Compensation Committee determined that approximately $2,600,000 of STI awards were appropriate for payment to our named executive officers because during 2013 we successfully transitioned from a non-operator to an operator of oil and gas properties. Specifically, we took the following actions during 2013:

•	expanded our core operated Williston Basin acreage position;
•	transitioned to an operated business model while managing the non-operated acreage portfolio;

•	developed undeveloped leasehold acreage to generate reserves, production and cash flow; and
•	maintained a strong liquidity position and conservative balance sheet.

Additionally, the Compensation Committee determined that approximately $10,300,000 of SEA awards were appropriate for payment to our officers in 2013 because the following SEA goals were achieved:

•	addition of 15 operated wells to its operations;
•	addition of 66 drilling spacing units;
•	closing on acreage and producing oil and gas transactions valued at $241.5 million; and
•	raise of more than $298.3 million in the capital markets.

Finally, the Compensation Committee determined that because the officers had successfully satisfied the aforementioned STI and SEA objectives, had successfully transitioned from a non-operator to operator, and had raised significant capital for capital expenditures, discretionary awards to the officers in the amount of $4,500,000 were appropriate because of the officers’ performance.

In the future, our Compensation Committee and Board may grant equity incentive awards on an annual basis and from time to time may make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executive officers and employees. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards, including the 2011 Equity Incentive Plan.

Although we do not have any stock retention or ownership guidelines, our Board and Compensation Committee intend to encourage our executives to continue to have a financial stake in the Company in order to align the interests of our shareholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers and directors.

Perquisites and Other Benefits

In addition to the compensation discussed above, our named executive officers are eligible for the same healthcare and other benefits that are available to all our employees generally. We offered limited perquisites to our named executive officers. We provided each of Messrs. Krzus, Reger, Rudisill and Thompson with an allowance for the use of an automobile. In addition, we provided for a housing allowance and moving expenses for Messrs. Krzus and Rudisill for relocating to Denver, Colorado from their respective areas of residence.

Equity Compensation Plan Information

The following table summarizes information regarding the number of shares of our common stock that are available for issuance under our 2011 Equity Incentive Plan as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Comp Plans Approved by Shareholders(1)	1,048,155	$7.63	4,629,784
Equity Comp Plans Not Approved by Shareholders(2)	333,998	$11.51	—
Total	1,382,153	$8.57	4,629,784

(1)	On December 1, 2009, we issued Mr. Thompson warrants to purchase a total of 37,216 shares of common stock exercisable at $6.86 per share pursuant to the terms of his employment agreement. On December 31, 2009, we issued Mr. Reger warrants to purchase a total of 186,077 shares of common stock exercisable at $6.86 per share pursuant to the terms of his employment agreement. On April 21, 2010, we granted our outside directors stock options to purchase a total of 100,000 shares of common stock exercisable at $19.32 per share for serving as outside directors, 42,857 of which have been forfeited or have expired. On November 12, 2010, we granted a newly appointed outside director stock options to purchase a total of 21,428 shares of common stock exercisable at $25.90 per share for serving as an outside director. In May 2011, we granted stock options to two employees to purchase a total of 14,286 and 7,143 shares of common stock exercisable at $21.14 and $24.85 per share, respectively, pursuant to the terms of their employment agreements. None of the officers, directors or employees had exercised any of the warrants or options as of December 31, 2013.
(2)	Includes stock options to purchase 32,137 shares of common stock issued pursuant to equity plans of the pre-merger entity, ante4, Inc. prior to the merger date, April 16, 2010. See Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for additional discussion.

Compensation for 2014

Subsequent to December 31, 2013, as part of the analysis of executive compensation that is undertaken annually by our Compensation Committee, we approved increases in the base salaries of the named executive officers for 2014. For 2014, the base salary of Mr. Rudisill was increased from $350,000 to $450,000, the base salary of Mr. Reger was increased from $350,000 to $400,000, the base salary of Mr. Wiesner was increased from $305,000 to $325,000, and the base salary of Mr. Veltri was increased from $275,000 to $350,000. These changes in base salary were made to move closer in line to comparable executive salaries of our peer group and to reflect the better capitalization and cash flows of the Company.

In addition to approving the increases in the base salaries of named executive officers in 2014, the Compensation Committee also adopted new metrics to analyze the cash and equity bonuses potentially payable to named executive officers in 2014. Instead of utilizing STI, SEA and discretionary awards, beginning in 2014 the Compensation Committee will review whether we achieve the following performance objectives during the fiscal year ending December 31, 2014:

•	our satisfaction of its production guidance target of approximately 1.13 million barrels during fiscal year 2014, which breaks down to an average of approximately 3,087 barrels of oil produced per day, or approximately 3,550 barrels of oil equivalent per day;
•	a 10% increase in our net acreage position since December 31, 2013, which, if achieved, would result in us having approximately 93,500 net acres in existing core focus areas in the Williston Basin;
•	a maximum ratio of debt to EBITDA of no more than 4.00x, and a minimum EBITDA to interest coverage ratio of no less than 3.00x;
•	a 45% increase of proved reserve growth in barrels of oil equivalent, which, if achieved, would result in us having approximately 19.14MMBoe in total proved reserves;
•	an absolute stock price performance increase of 15%; and
•	a relative stock price performance of 2% better than the combined average closing price of our peer group as of December 31, 2014.

The components set forth above represent the key drivers of our growth in value, which growth is reviewed based on production, net acreage and proved reserves; fiscal management, which is analyzed based on the Company’s balance sheet and EBITDA ratios; and alignment with shareholder value and interests, which alignment is reviewed based on absolute stock performance and relative stock price performance. If we achieve the target performance metrics, the range of the cash bonus awards and the equity bonus awards will vary depending on performance relative to the specified performance metrics, and subject to the discretion of our independent Compensation Committee. Awards can range from nothing if the aggregate total is less than

75% up to a maximum percentage of the base salary for each named executive officer. For 2014, in the case of our Chief Executive Officer and our Vice Chairman, the cash bonus multiple could range between 0.00x and 5.00x of base salary, and the equity bonus multiple could range between 0.00x and 8.00x of base salary. For the Chief Operating Officer, the cash bonus multiple could range between 0.00x and 2.50x, and the equity bonus multiple could range between 0.00x and 8.00x of base salary, and for the Chief Financial Officer, the cash bonus multiple could range between 0.00x and 2.00x, and the equity bonus multiple could range between 0.00x and 5.50x of base salary. The equity portion of the bonus will be allocated 75% in restricted stock units and 25% in stock options. Any equity awards granted pursuant to this bonus program will vest over the two years following the grant, so that one-third will vest upon the time of grant, one-third will vest on the first anniversary of the grant, and the final third will vest on the second anniversary of the grant.

The Compensation Committee has allocated a percentage weight to each of the 2014 performance metrics described above, which percentages are set forth below:

Performance Metric	Allocated Percentage Weight
Production Guidance Target	25.0%
Net Acreage Increase Target	20.0%
Balance Sheet Target	20.0%
Proved Reserves Target	10.0%
Absolute Stock Price Target	12.5%
Stock Performance Relative to Peer Target	12.5%
Total	100.0%

After the results of these metrics are determined, the Compensation Committee will aggregate the percentages allocated to all of the metrics, and this aggregated percentage number shall be used to determine the multiple applicable to the cash and stock bonuses potentially payable to each named executive officer. If we do not reach at least 75% of a specific performance metric, then the percentage allocated to that metric shall be reduced to zero, and, if we exceed a metric by greater than 125%, then the increase to the percentage allocated to that metric shall be capped at 125%. As a result, the minimum multiple applicable to a particular metric shall be zero, and the maximum multiple shall be 125%.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2013, our Compensation Committee consisted of Duke R. Ligon, Seth Setrakian and Daniel L. Spears. None of our Compensation Committee members was ever an officer of the Company or had any related party transaction relationship with us of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the compensation or similar committee or board of directors of any entity that has one or more executive officers who served on our Compensation Committee during fiscal year 2013.

Our non-employee directors receive equity awards, which may be in the form of stock option grants, shares of restricted stock or restricted stock units, as compensation for their services as directors, as well as cash compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Compensation Risk Assessment

The Compensation Committee conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us. Despite this belief, our Compensation Committee has resolved to periodically review our compensation programs and make any necessary adjustments to the program and its incentives to account for changes in our risk profile.

Stock Ownership/Retention Guidelines and Other Policies

We do not have any stock ownership guidelines or a stock retention policy. We have adopted an Insider Trading Policy that applies to all of our officers and employees and all members of the Board. The Insider Trading Policy prohibits short sales of our common stock and the trading of our securities on a short-term basis, and requires that any of our common stock purchased in the open market be held for a minimum of six months. This policy also strongly discourages employees from holding our securities in a margin account or otherwise pledging Company securities as collateral for a loan, and the policy strongly discourages employees against engaging in hedging transactions with respect to our common stock.

Consideration of 2011 Say-On-Pay Shareholder Vote

In 2011, we held our first shareholder advisory vote on the compensation paid to our named executive officers in 2010, which resulted in an excess of 95% of votes cast approving such compensation. As recommended by our Board, shareholders expressed their preference for a three year advisory vote on executive compensation, and we have implemented that recommendation. The Compensation Committee considered many factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives and review of data of certain companies the Compensation Committee deemed to be in our peer group, each of which is evaluated in the context of the Compensation Committee’s duty to act as the directors determine to be in the best interests of our shareholders. While each of these factors bore on the Compensation Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not make any material changes to our executive compensation program and policies as a result of the 2011 “say on pay” advisory vote. We review our compensation programs and philosophy on an annual basis and will consider various factors in determining overall compensation, including the next shareholder advisory vote, which will occur at the 2014 Annual Meeting.

The three year advisory vote on executive compensation is scheduled to occur at the 2014 Annual Meeting, and Proposal 2 of this proxy statement provides shareholders the opportunity to make an advisory vote on compensation paid to our named executive officers. Additionally, proposal #3 of this proxy statement provides shareholders the opportunity to make an advisory vote on the frequency of shareholder advisory votes on compensation, and the Board is recommending that the shareholders vote in favor of an advisory vote on compensation every two years.

Conclusion

The Board concluded that the base salary and equity incentives for each of the named executive officers, as well as the total compensation received by those named executive officers, in fiscal year 2013 were reasonable and appropriate in light of our goals and competitive requirements. The amounts were in our best interests and our shareholders’ best interest because they enabled us to attract, retain, motivate and fairly reward talent and furthered the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2014 Annual Meeting of Shareholders.

April   , 2014
Seth Setrakian, Chair
Duke R. Ligon
Daniel L. Spears

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2013, 2012 and 2011 by our named executive officers.

Name, Title	Year	Salary	FN	Bonus(7)	Stock Awards(8)(9)*	Option Awards(10)	All Other Compensation(11)	Total
James Russell (J.R.) Reger Executive Chairman	2013	337,500	(1)	2,209,260	2,714,483	—	36,357	$5,297,600
	2012	120,833	(1)	253,019	2,467,431	456,740	16,405	$3,314,428
	2011	—		—	—	—	28,236	$28,236
McAndrew Rudisill CEO	2013	337,500	(2)	2,213,103	2,714,483		138,642	$5,403,728
	2012	120,833	(2)	103,019	2,017,445	456,740	60,260	$2,758,297
	2011	—		—	—	—	—	—
David Veltri Chief Operating Officer	2013	263,542	(3)	738,686	952,588	—	22,589	$1,977,405
	2012	18,333	(3)	—	408,800	—	—	$427,133
	2011	—		—	—	—	—	—
Paul Wiesner Chief Financial Officer	2013	298,750	(4)	980,194	1,204,045	—	29,114	$2,512,103
	2012	114,583	(4)	74,213	1,401,901	228,370	7,461	$1,826,528
	2011	—		—	—	—	—	—
Mitchell R. Thompson** Vice President Accounting	2013	232,917	(5)	434,181	615,000	—	45,181	$1,327,279
	2012	140,417	(5)	186,869	1,050,170	365,391	18,758	$1,761,605
	2011	70,000	(5)		—	—	23,643	$93,643
Michael Krzus*** Vice President Operations	2013	337,500	(6)	645,593	1,212,172	—	755,062	$2,950,327
	2012	120,833	(6)	103,019	2,017,445	456,740	90,260	$2,788,297
	2011	—		—	—	—	—	—

*	The grant date fair value of each of the restricted stock and restricted stock unit awards was based on the closing price of our common stock on the date of the grant. We used the Black-Scholes option valuation model to calculate the value of the stock options, based upon an exercise price equal to the closing price of our common stock on the date of grant, utilizing the provisions of FASB ASC Topic 718. See Note 6 to our financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K for fiscal year 2013 for additional discussion of our valuation of stock options.
**	Mr. Thompson was reassigned from his position as the Chief Accounting Officer on September 16, 2013, and became our Vice President — Accounting.
***	Mr. Krzus was reassigned from his position as Chief Executive Officer on May 8, 2013, and subsequently became our President, and thereafter Vice President of Operations, before retiring effective December 31, 2013.
(1)	Mr. Reger received an annual base salary of $290,000 beginning July 26, 2012 upon completion of our acquisition of Emerald Oil Inc. (the “Emerald Acquisition”) and his annual salary was increased in March 16, 2013 to $350,000. Mr. Reger did not receive salary compensation prior to July 26, 2012.
(2)	Mr. Rudisill received an annual base salary of $290,000 beginning July 26, 2012 upon completion of the Emerald Acquisition and his annual salary was increased in March 16, 2013 to $350,000. Mr. Rudisill was not employed by us prior to July 26, 2012.
(3)	Mr. Veltri received an annual base salary of $225,000 beginning November 30, 2012 and his annual salary was increased in March 16, 2013 to $275,000. Mr. Veltri was not employed by us prior to November 30, 2012.
(4)	Mr. Wiesner received an annual base salary of $275,000 beginning July 26, 2012 upon completion of the Emerald Acquisition and his annual salary was increased in March 16, 2013 to $305,000. Mr. Wiesner was not employed by us prior to July 26, 2012.
(5)	Mr. Thompson began receiving an annual salary of $225,000 beginning July 26, 2012 upon completion of the Emerald Acquisition and his annual salary was increased in March 16, 2013 to $235,000. Prior to July 26, 2012, Mr. Thompson’s annual base salary was $80,000.

(6)	Mr. Krzus received an annual base salary of $290,000 beginning July 26, 2012 upon completion of the Emerald Acquisition and his annual salary was increased in March 16, 2013 to $350,000. Mr. Krzus was not employed by us prior to July 26, 2012. On December 31, 2013, Mr. Krzus retired from Emerald.
(7)	Cash bonuses paid in 2012 and 2013 are directly related to the 2012/2013 incentive award plan.
(8)	See the Grants of Plan-Based Awards — 2013 table below for a detailed explanation of Grants of Plan Based Awards.
(9)	See the Grants of Plan-Based Awards — 2012 table below for a detailed explanation of Grants of Plan Based Awards.
(10)	See Outstanding Equity Awards at Fiscal Year End table below for a detailed explanation of these awards.
(11)	See the detailed information in the table below titled “All Other Compensation” for an explanation of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
James Russell (J.R.) Reger	186,077	—		6.86	12/31/2019
	44,643	44,643	(2)	7.84	7/27/2017
						14,882	(4)	113,996
						147,203	(5)	1,127,575
						143,633	(6)	1,100,229
						111,498	(7)	854,075
McAndrew Rudisill	44,643	44,643	(2)	7.84	7/27/2017
						14,882	(4)	113,996
						147,203	(5)	1,127,575
						143,633	(6)	1,100,229
						111,498	(7)	854,075
David Veltri						26,666	(8)	204,262
						95,084	(9)	728,343
						26,486	(7)	202,883
Paul Wiesner	22,322	22,321	(2)	7.84	7/27/2017
						7,441	(4)	56,998
						106,043	(5)	812,289
						67,161	(6)	514,453
						46,097	(7)	353,103

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mike Krzus	44,643	44,643	(3)	$7.84	7/27/2017
						14,882	(10)	113,996
						294,407	(11)	2,255,158
						75,885	(12)	581,279
						57,534	(13)	440,710
Mitchell R. Thompson	37,216	—		$6.86	12/1/2019
	35,714	35715	(2)	$7.84	7/27/2017
						11,906	(4)	91,200
						52,681	(5)	403,536
						43,433	(6)	332,697
						14,658	(7)	112,280

(1)	Calculated based upon the closing market price of our common stock as of December 31, 2013, the last trading day of our 2013 fiscal year ($7.66) multiplied by the number of unvested awards at year end.
(2)	Represents unvested stock options that vest in two equal installments on July 26, 2014 and 2015.
(3)	Represented unvested stock options that were originally scheduled to vest in two equal installments on July 26, 2014 and 2015. In September 2013, an amended employment agreement was executed, with Mr. Krzus’ employment ending at the end of 2013. The options were modified and the award vesting was accelerated to January 19, 2014.
(4)	Represents unvested restricted stock units that vest in two equal installments on July 26, 2014 and 2015.
(5)	Represents unvested restricted stock units that vest on November 15, 2014.
(6)	Represents unvested restricted stock units that vest in two equal installments on August 13, 2014 and 2015.
(7)	Represents unvested restricted stock units that vest in two equal installments on November 15, 2014 and 2015.
(8)	Represents unvested restricted stock units that vest on November 30, 2014.
(9)	Represents unvested restricted stock units that vest in three equal installments on January 7, 2014, August 13, 2014 and 2015.
(10)	Represents unvested restricted stock units that were originally scheduled to vest in two equal installments on July 26, 2014 and 2015. In September 2013, an amended employment agreement was executed, with Mr. Krzus’ employment ending at the end of 2013. The options were modified and the award vesting was accelerated to January 19, 2014.
(11)	Represents unvested restricted stock units that were originally scheduled to vest on November 15, 2014. In September 2013, an amended employment agreement was executed, with Mr. Krzus’ employment ending at the end of 2013. The options were modified and the award vesting was accelerated to January 19, 2014.
(12)	Represents unvested restricted stock units that were originally scheduled to vest in two equal installments on August 13, 2014 and 2015. In September 2013, an amended employment agreement was executed, with Mr. Krzus’ employment ending at the end of 2013. The options were modified and the award vesting was accelerated to January 19, 2014.
(13)	Represents unvested restricted stock units that were originally scheduled to vest in two equal installments on November 15, 2014 and 2015. In September 2013, an amended employment agreement was executed, with Mr. Krzus’ employment ending at the end of 2013. The options were modified and the award vesting was accelerated to January 19, 2014.

Option Exercises and Stock Vested

The following table summarizes option exercises and the vesting of restricted stock and restricted stock units for our named executive officers in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James Russell (J.R.) Reger	—	—	282,210	$2,163,949
McAndrew Rudisill	—	—	282,210	$2,163,949
David Veltri	—	—	39,910	$285,367
Paul Wiesner	—	—	166,391	$1,299,358
Mike Krzus	—	—	45,382	$320,137
Mitchell R. Thompson	—	—	87,679	$681,709

(1)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Grants of Plan-Based Awards — 2013

The following table provides information regarding plan-based awards granted in the year ended December 31, 2013 to our named executive officers under the incentive awards plan.

Name	Grant Date	All Other Stock Awards: Number of Restricted Shares/Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
James Russell (J.R.) Reger	8/13/2013	215,449	—	—	$1,510,297
	10/9/2013	167,248	—	—	$1,204,186
McAndrew Rudisill	8/13/2013	215,449	—	—	$1,510,297
	10/9/2013	167,248	—	—	$1,204,186
David Veltri	8/13/2013	95,084	—	—	$666,539
	10/9/2013	39,729	—	—	$286,049
Paul Wiesner	8/13/2013	100,741	—	—	$706,194
	10/9/2013	69,146	—	—	$497,851
Mitchell R. Thompson	8/13/2013	65,149	—	—	$456,694
	10/9/2013	21,987	—	—	$158,306
Mike Krzus	8/13/2013	113,827	—	—	$797,927
	10/9/2013	57,534	—	—	$414,245

The grant date fair value of each of the restricted stock and restricted stock unit awards was based on the closing price of our common stock on the date of the grant. We used the Black-Scholes option valuation model to calculate the value of the stock options, based upon an exercise price equal to the closing price of our common stock on the date of grant.

Grants of Plan-Based Awards — 2012

The following table provides information regarding plan-based awards granted in the year ended December 31, 2012 to our named executive officers under the incentive awards plan.

Name	Grant Date	All Other Stock Awards: Number of Restricted Shares/Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
James Russell (J.R.) Reger	3/15/2012	21,428	—	—	$449,988
	7/26/2012	29,762	89,286	7.84	$690,077
	11/15/2012	441,661	—	—	$1,784,108
McAndrew Rudisill	7/26/2012	29,762	89,286	7.84	$690,077
	11/15/2012	441,661	—	—	$1,784,108
David Veltri	11/30/2012	80,000	—	—	$408,800
Paul Wiesner	7/26/2012	29,762	44,643	7.84	$345,038
	11/15/2012	318,127	—	—	$1,285,233
Mitchell R. Thompson	3/15/2012	10,714	—	—	$224,994
	7/26/2012	23,810	71,429	7.84	$552,065
	11/15/2012	158,045	—	—	$638,502
Mike Krzus	7/26/2012	29,762	89,286	7.84	$690,077
	11/15/2012	441,661	—	—	$1,784,108

The grant date fair value of each of the restricted stock and restricted stock unit awards was based on the closing price of our common stock on the date of the grant. We used the Black-Scholes option valuation model to calculate the value of the stock options, based upon an exercise price equal to the closing price of our common stock on the date of grant.

All Other Compensation

The following table provides information regarding All Other Compensation paid to our named executive officers.

Name	Year	Insurance Benefits ($)	Automobile Allowance ($)	Moving Allowance ($)	Retirement matching ($)	Taxes Paid (share vesting gross-up ($)	Severance ($)	Total ($)
James Russell (J.R.) Reger	2013	16,353	20,004	—	—	—	—	36,357
	2012	2,412	4,485	—	—	9,508	—	16,405
	2011	4,908	4,000	—	—	19,328	—	28,236
McAndrew Rudisill	2013	22,638	20,004	96,000	—	—	—	138,642
	2012	7,461	5,299	47,500	—	—	—	60,260
David Veltri	2013	22,589	—	—	—	—	—	22,589
	2012	1,492	—	—	—	—	—	1,492
Paul Wiesner	2013	22,589	—	—	6,525	—	—	29,114
	2012	7,461	—	—	—	—	—	7,461
Mitchell R. Thompson	2013	20,505	20,004	—	4,672	—	—	45,181
	2012	7,461	4,943	—	—	6,354	—	18,758
	2011	12,662	4,012	—	2,300	4,669	—	23,643
Mike Krzus	2013	15,058	20,004	90,000	—	—	630,000	755,062
	2012	7,461	5,299	77,500	—	—	—	90,260

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Our Compensation Committee determined that our non-employee directors would receive an $80,000 annual cash retainer, a $1,500 fee for each Board meeting attended in person, a $1,000 fee for each committee meeting attended in person, a $500 fee for attending a Board or committee meeting telephonically. In addition, our non-employee directors are reimbursed for their actual out-of-pocket expenses associated with attending meetings and carrying out their obligations as directors. During 2013, our non-employee directors received equity-based awards in the form of restricted stock units under our 2011 Plan, and we expect to make an annual equity award under our 2011 Plan to our non-employee directors in the form of 25,000 restricted stock units for 2014. Directors who are employees of our Company receive no compensation for their services as director.

The following table discloses the cash, equity awards and any other compensation earned paid or awarded to each of our non-employee directors who served as a director during 2013.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Total ($)
Lyle Berman*	43,000		—	—	43,000
Thomas Edelman	73,167	(2)	180,241	—	253,408
Duke R. Ligon	92,000		180,241	—	272,241
Seth Setrakian	90,500	(2)	180,241	—	270,741
Daniel L. Spears	90,000		180,241	—	270,241

*	Mr. Berman did not stand for re-election to the Board of Directors at the 2013 Annual Meeting of Shareholders.
(1)	Represents the fair value of restricted common shares granted and issued on August 13, 2013, based upon the closing market price of our common stock as of August 13, 2013 ($7.01) multiplied by the number of restricted common shares awarded. As of December 31, 2013, each of Messrs. Ligon, Setrakian and Spears held 30,082 unvested restricted stock units.
(2)	Mr. Edelman and Mr. Setrakian elected to receive a portion of compensation paid in stock.

RELATED PARTY TRANSACTIONS

Review and Approval of Transactions

A majority of the disinterested members of the Audit Committee must approve any proposed transaction between us and any officer or director, nominee for director, any shareholder owning in excess of 5% of our common stock, immediate family member of an officer or director, or an entity that is substantially owned or controlled by one of these individuals. The only exceptions to this policy are for transactions that are available to all of our employees in general or involve less than $120,000. If the proposed transaction involves executive or director compensation, it must also be approved by the Compensation Committee. Similarly, in accordance with our Code of Ethics and Business Conduct, if a significant Company opportunity is presented to any of our officers or directors, such officer or director must first present the opportunity to the Board for consideration. At each meeting of the Audit Committee, the Audit Committee meets with our management to discuss any proposed related party transactions. If a related party transaction is approved, management will update the Audit Committee with any material changes to the approved transaction at its regularly scheduled meetings.

White Deer Energy Investment

In February 2013, we entered into a securities purchase agreement with WDE Emerald Holdings LLC and White Deer Energy FI L.P., affiliates of White Deer Energy (collectively, “White Deer Energy”). The transactions contemplated by the purchase agreement were consummated on February 19, 2013. At the closing, in exchange for a cash investment of $50 million, we issued to White Deer Energy 500,000 shares of Series A Perpetual Preferred Stock, 5,114,633 shares of Series B Voting Preferred Stock and warrants to purchase an initial aggregate amount of 5,114,633 shares of our common stock at an initial exercise price of $5.77 per share. The Series A Perpetual Preferred Stock, the Series B Voting Preferred Stock and the warrants are referred to herein as the “Securities.” As of April 14, 2014, White Deer Energy has the right under the warrants to acquire, approximately 7.7% of our common stock. We redeemed all shares of Series A Perpetual Preferred Stock during 2013.

In June 2013, we issued 2,785,600 shares of common stock to White Deer Energy for approximately $16.2 million pursuant to the terms of a securities purchase agreement. In October 2013, we issued 5,092,852 shares of common stock to White Deer Energy for approximately $32.5 million pursuant to the terms of a securities purchase agreement.

Pursuant to the February 2013 purchase agreement, White Deer Energy obtained the right to designate one member of our Board, and Thomas J. Edelman was selected as the initial Series A Perpetual Preferred Stock director. Although we have redeemed all shares of the Series A Perpetual Preferred Stock and White Deer Energy no longer has a contractual right to designate one member of our Board, our Governance/Nominating Committee nominated Mr. Edelman to stand for election to our Board at our 2014 Annual Meeting and serve as a director for another term.

In connection with both closings, we granted White Deer Energy certain registration rights. The registration rights agreement requires us to file a resale registration statement to register the shares of our common stock, and the shares of common stock issuable upon exercise of the warrants, held by White Deer Energy if, at any time on or after 90 days from the closing, White Deer Energy makes a written request to us for registration of the securities. Under the registration rights agreement, we are required to use our commercially reasonable efforts to cause such resale registration statement to become effective within 120 days after its filing. No such request has been made of the Company as of April 14, 2014.

PROPOSAL 2:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for us to include in this proxy statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its Chief Executive Officer, Chief Financial Officer, and the Company’s next three most highly compensated executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, we are asking you to vote FOR the adoption of the following resolution:

“RESOLVED, the Shareholders of Emerald Oil, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the proxy statement for the 2014 Annual Meeting of Shareholders captioned “Executive Compensation.”

In considering their vote, shareholders should review the compensation of our named executive officers in the Compensation Discussion and Analysis (“CD&A”) section herein and Compensation Committee report included in these proxy materials. As described in the CD&A, our executive officer compensation programs are designed around the following elements:

•	Consideration of individual performance, competence and leadership when setting base compensation, as well as Company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;
•	Comparison of our compensation programs with the executive compensation policies, practices and levels at comparable companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and
•	Structuring compensation among the executive officers so that our named executive officers, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals.

The main objective of our compensation philosophy is to provide our executive officers and management with a total compensation package that is competitive and equitable, and which encourages and rewards performance based in part upon our performance in terms of increases in share value. We believe that aligning the interests of its executives and management with those of its shareholders further promotes the success of not only the Company, but also our named executive officers. Our executive compensation policies are focused upon both short-term and long-term incentives and goals, and it is our belief that it does not create incentives for inappropriate individual or collective risk taking. We believe that the current programs do not create any incentives with respect to individual or collective behavior that are likely to have a material adverse effect upon either its risk profile or overall approach to risk management.

As this vote is advisory in nature, this proposal does not bind us to any specific course of action. However, the Compensation Committee, which is responsible for designing and implementing its executive compensation packages, values the opinions expressed by our shareholders in this vote, and will consider the outcome of the vote when making decisions on future executive compensation packages.

Required Vote and Board Recommendation

Under applicable Montana law and our Bylaws, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE
RESOLUTION SET FORTH IN THIS PROPOSAL 2.

PROPOSAL 3:

ADVISORY VOTE ON THE FREQUENCY OF A
VOTE ON THE APPROVAL OF COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act, we are including in this proxy statement a separate shareholder vote on how frequently the advisory vote described under the Say-On-Pay proposal in this proxy statement should occur. The Say-On-Pay vote can be done every year, every other year, every three years, or the shareholders can abstain from voting. As with the Say-on-Pay vote, the vote described in this Proposal 3 is advisory and non-binding. Although this vote is non-binding, the Compensation Committee and the Board will review the results of the vote.

The Board has determined that providing shareholders with a Say-On-Pay vote once every two years will be the most effective means for conducting and responding to the Say-On-Pay vote based on a number of considerations, including the following:

•	our compensation program is designed to induce and reward performance over a multi-year period;
•	a two-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome;
•	a two-year vote cycle gives the Board and the Compensation Committee sufficient time to thoughtfully respond to shareholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures; and
•	the Board will continue to engage with our shareholders on executive compensation during the period between shareholders votes. As discussed under “Communications with our Board,” we provide shareholders an opportunity to communicate with the Board, including on issues of executive compensation.

While the Board has determined that providing shareholders with a Say-On-Pay vote once every two years is advisable, and therefore recommends that you approve a biennial vote, the Compensation Committee and the Board will consider our shareholders’ concerns and take them into account in determining how frequently the Say-On-Pay vote occurs.

Required Vote and Board Recommendation

Under applicable Montana law and our Bylaws, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote. Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will consider the outcome of the vote, along with other relevant factors, in recommending a voting frequency to the Board.

THE BOARD RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS TO OCCUR ONCE EVERY TWO YEARS.

PROPOSAL 4:

CONSIDER AND VOTE UPON A PROPOSAL TO ALLOW US TO CHANGE OUR STATE OF INCORPORATION FROM MONTANA TO DELAWARE

The Board has unanimously approved and recommends to our shareholders this proposal to change our state of incorporation from Montana to Delaware (the “Reincorporation”). Further, our Board of Directors has determined that the terms of a merger agreement by which the Reincorporation will be effected (the “Merger Agreement”) are fair to, and in the best interests of, the Company and our shareholders. For the reasons discussed below, the Board of Directors recommends that the shareholders vote FOR the Reincorporation. Approval of the Reincorporation also will constitute approval of the Merger Agreement, the new certificate of incorporation and the new bylaws, each substantially in the form attached to this proxy statement as Annexes A, B and C, respectively. For purposes of the discussion below, the Company, before and after the Reincorporation, is sometimes referred to as “Emerald-Montana” and “Emerald-Delaware,” respectively.

Our corporate affairs currently are governed by Montana law and the provisions of the Articles of Incorporation, as amended, and the Amended Bylaws of Emerald-Montana. Copies of these Articles of Incorporation and Bylaws are included as exhibits to our filings with the SEC and are available for inspection during regular business hours at our principal executive offices. Copies will be sent to shareholders upon request. If the Reincorporation is approved at the Annual Meeting and effected, our corporate affairs will be governed by Delaware law and the provisions of the Certificate of Incorporation and the Bylaws of Emerald-Delaware. The Certificate of Incorporation and Bylaws of Emerald-Delaware will be substantively similar as the Articles of Incorporation and Bylaws of Emerald-Montana. Copies of the forms of Certificate of Incorporation and the Bylaws of Emerald-Delaware are attached to this proxy statement as Annexes B and C, respectively. See “— Comparison of Certain Rights of Stockholders Under Montana and Delaware Law” below for a discussion of some similarities and important differences in the rights of our shareholders before and after the Reincorporation.

We believe that the Reincorporation will give us a greater measure of flexibility and certainty in corporate governance than is available under Montana law and may enhance investors’ perception of our Company. The State of Delaware is recognized for adopting comprehensive, modern and flexible corporate laws, which are revised periodically to respond to the changing legal and business needs of corporations. Delaware’s specialized business judiciary are experts in corporate law matters, and a substantial body of court decisions has developed construing Delaware corporation law. Delaware law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, which may provide greater clarity and predictability with respect to our corporate legal affairs than is currently the case under Montana law. For these reasons, the Board of Directors believes that our business and affairs can be conducted better if we are reincorporated in Delaware. In this regard, many major U.S. corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the Reincorporation.

Principal Features of the Reincorporation

The Reincorporation will be effected by the merger of Emerald-Montana with and into Emerald-Delaware pursuant to the Merger Agreement, a copy of which is attached to this proxy statement as Annex [A]. Emerald-Delaware will be a wholly-owned subsidiary of Emerald-Montana that will be incorporated by us under the Delaware General Corporation Law for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Montana, which we expect will occur as soon as practicable after the Annual Meeting if the Reincorporation is approved by shareholders. Our Board of Directors, however, may determine to abandon the Reincorporation and the merger either before or after shareholder approval has been obtained. The discussion below is qualified in its entirety by reference to the Merger Agreement and by the applicable provisions of Montana law and Delaware law.

On effectiveness of the Reincorporation:

•	Each outstanding share of our common stock will be converted into one share of Emerald-Delaware common stock;
•	Each outstanding share of our Series B Voting Preferred Stock will be converted into one share of Emerald-Delaware Series B voting preferred stock;
•	Each outstanding share of Emerald-Delaware common stock held by Emerald-Montana will be retired and canceled and will resume the status of authorized and unissued Emerald-Delaware stock; and
•	Each outstanding option, warrant or other right to acquire shares of Emerald-Montana common stock will continue as an outstanding option, warrant or other right to acquire shares of Emerald-Delaware common stock.

Following the Reincorporation, stock certificates previously representing our common stock may be delivered in effecting sales through a broker, or otherwise, of shares of Emerald-Delaware common stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Emerald-Delaware, and if you do so, it will be at your own cost.

The Reincorporation will not effect any change in our business, management or operations or the location of our principal executive offices. Upon effectiveness of the Reincorporation, our directors and officers will become all of the directors and officers of Emerald-Delaware, all of our employee benefit and incentive plans will become Emerald-Delaware plans, and each option or right issued under such plans will automatically be converted into an option or right to purchase or receive the same number of shares of Emerald-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. Shareholders should note that approval of the Reincorporation will also constitute approval of these plans continuing as plans of Emerald-Delaware. Our employment contracts and other employee benefit arrangements also will be continued by Emerald-Delaware upon the terms and subject to the conditions currently in effect. We believe that the Reincorporation will not affect any of our material contracts with any third parties, and that our rights and obligations under such material contractual arrangements will continue as rights and obligations of Emerald-Delaware.

Other than receipt of shareholder approval and the filing of articles of merger with the Montana Secretary of State, there are no federal or state regulatory requirements or approvals that must be obtained in order for us to consummate the Reincorporation.

Dissenter’s Rights of Appraisal

Pursuant to the the Montana Business Corporation Act, codified in the Montana Business Code Annotated (the “MBCA”), a shareholder is entitled to dissent from and obtain payment of the fair value of shareholders’ shares in the event shareholder approval is required for the Reincorporation. Shareholder approval of the Reincorporation is not required pursuant to the MBCA, thus, the MBCA does not afford Emerald-Montana shareholders dissenter’s rights in connection with the Reincorporation.

Securities Act Consequences

The shares of Emerald-Delaware common stock to be issued upon conversion of shares of our common stock in the Reincorporation are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In this regard, we are relying on Rule 145(a)(2) under the Securities Act (the “Rule”), which provides that a merger that has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of the Rule by the SEC to the effect that effective certain changes in the redomiciled corporation’s charter or bylaws in connection with the Reincorporation that otherwise could be made only with the approval of stockholders does not render the Rule inapplicable. After the Reincorporation, Emerald-Delaware will be a publicly held Company, Emerald-Delaware common stock will continue to be qualified for trading on the NYSE MKT under the symbol “EOX” and Emerald-Delaware will file periodic reports and other documents with the SEC and provide to its stockholders the same types of information that we have previously filed and provided.

Holders of shares of our common stock that are freely tradable before the Reincorporation will continue to have freely tradable shares of Emerald-Delaware common stock. Shareholders holding so-called restricted shares of our common stock and preferred stock will have shares of Emerald-Delaware common stock or preferred stock that are subject to the same restrictions on transfer as those to which their shares of our common stock or preferred stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of Emerald-Delaware common stock or preferred stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Emerald-Delaware common stock or preferred stock on the date they acquired their shares of common stock preferred stock of Emerald-Montana.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to U.S. holders (as defined below) of the Reincorporation. This summary is based upon United States federal income tax law in effect on the date hereof, which is subject to change or different interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)), shareholders who received our capital stock in exchange for debt, pursuant to the exercise of employee stock options or otherwise as compensation, shareholders who are not U.S. persons, or to shareholders that hold our common stock or will hold Emerald–Delaware capital stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary only applies to persons who hold our capital stock and will hold Emerald -Delaware common stock as capital assets (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary does not discuss any state, local, or non-United States tax considerations. Stockholders are urged to consult their tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of the merger.

For purposes of this summary, a “U.S. holder” is, a beneficial owner of our capital stock who is, for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created in, or organized under the laws of, the United States or any state or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our capital stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Stockholders who are partners of a partnership holding our common stock are urged to consult their tax advisors regarding the tax consequences of the Reincorporation.

We believe that the Reincorporation of the Company from Montana to Delaware should constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Reincorporation will be treated for U.S. Federal income tax purposes as a reorganization, (i) holders of Company capital stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of Emerald-Delaware’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of Company common stock converted therefore, and (iii) the holding period of the shares of Emerald-Delaware’s capital stock received in the Reincorporation will include the holding period of the shares of Company common stock converted therefore.

No ruling will be sought from the Internal Revenue Service with respect to the United States federal income tax consequences of the Reincorporation, and no assurance can be given that the United States federal income tax consequences described above will not be challenged by the Internal Revenue Service or, if challenged, will be upheld by a court. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of the Reincorporation.

Comparison of Certain Rights of Stockholders Under Montana and Delaware Law

Emerald-Montana currently is a Montana corporation and, as such, the rights of its shareholders are governed by MBCA, by the Articles of Incorporation, as amended, and by the Amended Bylaws of Emerald-Montana (the “Emerald-Montana Articles” and “Emerald-Montana Bylaws,” respectively). Upon completion of the Reincorporation, the shareholders of Emerald-Montana will become stockholders of Emerald-Delaware, and their rights will be governed by the Delaware General Corporation Law (the “DGCL”) and by the forms of Emerald-Delaware Certificate of Incorporation and Bylaws (the “Emerald-Delaware Certificate” and “Emerald-Delaware Bylaws,” respectively), which differ in some important respects from the MBCA and Emerald-Montana Bylaws. The Emerald-Delaware Certificate will not differ in any material respect from the Emerald-Montana Articles.

The following comparison of the DGCL and the Emerald-Delaware Certificate and Emerald-Delaware Bylaws with the MBCA and the Emerald-Montana Articles and Emerald-Montana Bylaws summarizes the important differences, but is not intended to list all differences or to be a comprehensive summary of such laws or documents. In addition, the foregoing summary does not purport to be a complete statement of the respective rights of holders of Emerald-Delaware capital stock and of our capital stock, and is qualified in its entirety by reference to the DGCL and the MBCA, respectively, and to the Emerald-Delaware Certificate and Emerald-Delaware Bylaws and the Emerald-Montana Articles and Emerald-Montana Bylaws.

Before the Reincorporation: Provisions Applicable to Emerald-Montana Under the MBCA and the Emerald-Montana Articles and Emerald-Montana Bylaws	After the Reincorporation: Provisions Applicable to Emerald-Delaware Under the DGCL and the Emerald-Delaware Certificate and Emerald-Delaware Bylaws
Term of Directors. All directors serve until the first annual meeting following the annual meeting at which they were elected and until their successors are elected and qualified, or their earlier removal, resignation or death.	Term of Directors. All directors serve until the first annual meeting following the annual meeting at which they were elected and until their successors are elected and qualified, or their earlier removal, resignation or death.
Number of Directors. The Board may set the number of directors from time to time.	Number of Directors. The Board may set the number of directors from time to time.
Vacancies. Any vacancy in the Board may be filled by the vote of a majority of the remaining directors.	Vacancies. Any vacancy in the Board may be filled by the vote of a majority of the remaining directors.
Special Meeting. Shareholders holding at least 10% in voting power of the stock entitled to vote on the matter may call special meetings of shareholders.	Special Meetings. Under Delaware law, a corporation is not required to call a special meeting at the request of shareholders. The Delaware Bylaws, however, provide that special meetings may be called by the CEO or the Secretary upon the written request of shareholders representing at least 10% in voting power of the stock entitled to vote on the matter.
Amendment of Articles of Incorporation. Holders of a majority of the outstanding shares of Emerald-Montana capital stock entitled to vote may amend the Articles of Incorporation.	Amendment of Delaware Certificate of Incorporation. Holders of a majority of the outstanding shares of Emerald-Delaware capital stock entitled to vote may amend the Certificate of Incorporation.

Amendment of Code of Emerald-Montana Bylaws. The Emerald-Montana Articles empowers the Board to amend the Emerald-Montana Bylaws. Holders of a majority of the voting power of Emerald-Montana may amend or repeal the Emerald-Montana Bylaws at any meeting of shareholders.	Amendment of Delaware Bylaws. The Emerald-Delaware Certificate empowers the Board to amend the Emerald-Delaware Bylaws. Under Delaware law, holders of a majority of the voting power of Emerald-Delaware may amend or repeal the Emerald-Delaware Bylaws at any meeting of stockholders.
Action Without a Meeting. Shareholders may take action without a meeting by unanimous written consent.	Action Without a Meeting. Stockholders may take action without a meeting by written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken if it were voted on at a meeting of shareholders at which all shares entitled to vote were present and voted.
Cumulative Voting.  Each shareholder entitled to vote at the election has the right to cumulate the shareholder’s votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of shareholders’ shares or by distributing the votes on the same principle among any number of the candidates.
The right of all shareholders to cumulate their shares may be denied by a statement to that effect included in the articles, but only if the statement is included (1) in the Articles of Incorporation at the time the initial articles are filed; or(2) the statement is included in an amendment to the Articles of Incorporation unless the number of votes sufficient to elect one director, if voted upon a cumulative basis, was voted against the amendment.	Cumulative Voting. Stockholders have no right of cumulative voting in the election of directors pursuant to the DGCL unless otherwise provided in the certificate. The Emerald-Delaware certificate will not provide for cumulative voting.
Quorum. The presence of the holders of at least a majority of the voting power of Emerald-Montana constitutes a quorum for all shareholder meetings.	Quorum. The presence of the holders of at least a majority of the voting power of Emerald-Delaware constitutes a quorum for all stockholder meetings.
Class Voting. Under the MBCA, the Articles of Incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group and elect one or more directors as a class. The Articles of Incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the Articles of Incorporation and certain mergers that adversely affect the rights of holders of that class.	Class Voting. The DGCL requires voting by separate classes only with respect to amendments to the Certificate of Incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.
Removal of Directors. Any director or the entire board may be removed, with or without cause, only by a vote of the holders of two-thirds of the shares entitled to vote at an election of directors.	Removal of Directors. The holders of at least a majority of the voting power of Emerald-Delaware may remove any director from office with or without cause at any annual or special meeting of the shareholders or by written consent.

Authorized Capital Stock. The Emerald-Montana Articles of Incorporation authorize 520,000,000 shares of common stock and 20,000,000 shares of preferred stock of which 6,500,000 shares of preference stock have been designated as “Series B Voting Preferred Stock,” and 13,500,000 shares of preferred stock remain undesignated.	Authorized Capital Stock. The Emerald-Delaware Certificate authorizes 520,000,000 shares of common stock and 20,000,000 shares of preferred stock of which 6,500,000 shares of preference stock have been designated as “Series B Voting Preferred Stock,” and 13,500,000 shares of preferred stock remain undesignated.

Business Combinations

Generally, under the DGCL, the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation’s assets to be consummated. The Emerald-Delaware Certificate does not provide for a required vote that is different.

Under the MBCA, the approval by the affirmative vote of the holders of two-thirds, or a majority vote if authorized by the articles of incorporation, of the outstanding stock of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation’s assets to be consummated. The Emerald-Montana Articles provide that the statutory requirement of the affirmative vote of the holders of two-thirds is reduced to a majority vote of the holders of the outstanding stock of the Company for the approval of a plan of merger or exchange.

State Takeover Legislation

DGCL Section 203 (the “Delaware Business Combination Law”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or
•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at anytime within three years immediately prior to the relevant date or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions of the Delaware Business Combination Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 shareholders. The Emerald-Delaware Certificate and the Emerald-Delaware Bylaws have not opted out of the Delaware Business Combination Law.

The MBCA does not have a similar business combination law.

Appraisal Rights

Under the DGCL, except as otherwise provided by the DGCL, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the DGCL, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

•	listed on a national securities exchange; or
•	held of record by more than 2,000 stockholders;

and, in each case, the consideration such stockholders receive for their shares in a merger or consolidation consists solely of:

•	shares of stock of the corporation surviving or resulting from such merger or consolidation;
•	shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;
•	cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or
•	any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

A shareholder of a Montana corporation, with certain exceptions, has the right to dissent from, and to obtain payment of the fair value of his shares in the event of:

•	consummation of a plan of merger to which the corporation is a party and to which such shareholder would have had a right to vote;
•	consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
•	consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange;
•	an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it: (a) alters or abolishes a preferential right of the shares; (b) creates, alters or abolishes a right in respect of redemption; (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (d) excludes or limits the right of the shares to be voted on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (e) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash; or
•	any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a board resolution provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

A shareholder of record of a Montana corporation may assert dissenters’ rights as to fewer than all the shares registered in such person’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf dissenters’ rights are being asserted. In such event, the shareholder’s rights shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. As discussed under “Dissenter’s Rights of Appraisal” above, the MBCA does not afford Emerald-Montana shareholders dissenters’ right in connection with the Reincorporation.

Amendments to Charter

Under the DGCL, unless a corporation’s certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. The Emerald-Delaware Certificate does not require a greater vote. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the DGCL to approve a proposed amendment to a corporation’s certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of common stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of common stock would not entitle such series to vote as a class separately from the other series of common stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class. The Emerald-Delaware Certificate does not include any provision requiring greater than a majority of votes to amend them.

An amendment to a Montana corporation’s articles of incorporation must be approved by the corporation’s shareholders provided however, the Board may make various changes of an administrative nature. Under the MBCA, unless a corporation’s articles of incorporation require a greater vote, an amendment to a Montana corporation’s articles of incorporation must generally be approved by a majority of the votes entitled to be cast on the amendment. If such amendments would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, a majority of the outstanding stock of such class or series would also have to approve the amendment (even if the articles of incorporation provide that the shares are nonvoting). The Emerald-Montana Articles do not include any provision requiring greater than a majority of votes to amend them; provided, however, a two-thirds majority would be required to amend the Emerald-Montana Articles to provide for a majority of votes entitled to be cast for the approval if the Company sells, leases, exchanges or otherwise disposes of all or substantially all of its property, which may include good will, otherwise than in the usual and regular course of business consistent.

Amendments to Bylaws

Under the DGCL, the power to adopt, alter and repeal bylaws of a corporation is vested in its stockholders, except to the extent that a corporation’s certificate of incorporation vests concurrent power in the board of directors or the bylaws state otherwise. The Emerald-Delaware Certificate provides that the Board of Directors of Emerald-Delaware is expressly authorized to make, alter and repeal the Emerald-Delaware Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any bylaws whether adopted by them or otherwise.

Under the MBCA, except as otherwise provided in any bylaw adopted by the shareholders, bylaws may be amended, repealed or adopted by the board of directors. The Emerald-Montana Bylaws do not provide otherwise.

No Preemptive Rights

Under the DGCL, a stockholder does not possess preemptive rights unless such rights are specifically granted in the certificate of incorporation. The Emerald-Delaware Certificate of Incorporation does not provide for preemptive rights.

Under the MBCA, unless otherwise provided in the articles of incorporation, shareholders do not have preemptive rights. The Emerald-Montana Articles do not provide for preemptive rights.

Duration of Proxies

Under the DGCL, no proxy is valid more than three years after its date unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Under the MBCA, no proxy will be valid for more than eleven months after its creation unless the shareholder specifies in the proxy the length of time that it will be valid, unless the proxy states that it is irrevocable and is coupled with an interest.

Stockholder Action by Written Consent

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than a majority of the voting power or the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted.

Under the MBCA, action may be taken by shareholders without a meeting only by unanimous consent.

Nomination Procedures and Stockholder Proposals

Neither the DGCL nor the MBCA provides procedures for the nomination for election of directors by stockholders or the submission of other stockholder proposals at an annual or special meeting of stockholders.

The Emerald-Delaware Bylaws require that nominations (other than by the Board of Directors or nominating committee) for election of directors at a meeting of shareholders must be made by written notice, delivered to or mailed and received at the principal executive offices of Emerald-Delaware, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or if the date of the annual meeting occurs more than 25 days before or after the anniversary of such immediately preceding annual meeting, then not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The Emerald-Montana Bylaws require that nominations (other than by the Board of Directors or a nominating committee) for the election of directors at a meeting of shareholders must be made by written notice, delivered or mailed by first class mail to Emerald-Montana not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day of such public disclosure of the date of the annual meeting was made.

Special Shareholder Meetings

The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. The Emerald-Delaware Bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the Secretary or any assistant secretary and shall be called by any such officer at the request in writing of the Board of Directors or a committee designated by the Board of Directors. The Emerald–Delaware Certificate of Incorporation specifically denies stockholders the ability to call a special meeting of stockholders. The DGCL and the Emerald-Delaware Bylaws require that a notice of shareholders meeting be delivered to stockholders not less than ten days nor more than 60 days before the meeting. The notice must state the place, if any, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date of determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and the purpose for which the meeting is called.

The MBCA provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, the entire board of directors or upon written demand from shareholders holding 10% of all the votes entitled to be cast at the proposed special meeting. The Emerald-Montana Bylaws provide that a special meeting of shareholders may be called by the Board or upon written demand from shareholders holding 10% of all the votes entitled to be cast at the proposed special meeting. The MBCA and the Emerald-Montana Bylaws require that a notice of stockholders meeting be delivered to shareholders not less than 10 days nor more than 60 days before the meeting. The notice must state the place, day, hour and the general nature of the business to be transacted.

Stockholder Inspection of Books and Records

Under the DGCL, any stockholder may, upon five days written demand, inspect, in person or by agent or attorney, the stockholder ledger or other record of stockholders during usual business hours. The written demand must be under oath and state the purpose of such an inspection. The stockholder may, unless denied for cause, copy such records. The DGCL also allows stockholders, by the same written demand, to inspect the corporation’s other books and records.

Pursuant to the MBCA, a shareholder of record for at least six months immediately preceding his demand is entitled to inspect a stock ledger or other records during usual business hours, if the shareholder gives at least five business days’ prior written notice to the corporation. The shareholders may also copy such records.

Cumulative Voting

Under the DGCL a corporation’s certificate of incorporation may provide that at all elections of directors, or at elections held under specified circumstances, each stockholder is entitled to cumulate such stockholder’s votes. The Emerald-Delaware Certificate do not provide for cumulative voting for the election of directors.

Under the MBCA, at each election of directors, each shareholder is entitled to vote at the election and has a right to cumulate the shareholders votes unless otherwise provided in the articles of incorporation. The Emerald-Montana Articles do not deny shareholders the right to cumulate their shares.

Size of the Board of Directors and No Classification of the Emerald-Delaware Board

The DGCL permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The DGCL permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The Emerald-Delaware Certificate and Emerald-Delaware Bylaws do not provide for a classified board. The DGCL also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation. The terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors. The Emerald-Delaware Bylaws provide for a Board of Directors of one or more members to be elected for a one-year term. The exact number of directors may be fixed from time to time by resolution of the Emerald-Delaware Board of Directors.

The MBCA permits the articles of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. The Emerald-Montana Bylaws provide for a Emerald-Montana Board of Directors of one or more to be elected for a one-year term. The exact number of directors may be fixed from time to time by resolution of the Emerald-Montana Board of Directors. The MBCA provides that a corporation’s board of directors may be divided into various classes with staggered terms of office. The Emerald-Montana Articles and Emerald-Montana Bylaws do not provide for a classified board.

Removal of Directors

Unless the certificate of incorporation provides otherwise, the DGCL provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that members of a classified board of directors may be removed only for cause.

The MBCA provides that any director may be removed from office by the vote of shareholders holding not less than two-thirds of the issued and outstanding stock entitled to vote. Stockholders may remove one or more directors with or without cause.

Vacancies

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

The Emerald-Delaware Bylaws provide that any vacancies on the Board of Directors caused by death, resignation, removal or otherwise and newly created directorships resulting from an increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. The Emerald-Delaware Bylaws also provide that any directors chosen to fill a vacancy on the Board of Directors or newly created directorships will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall be duly elected and shall have qualified.

The MBCA and Emerald-Montana Bylaws provide that a vacancy on the board of directors of a corporation may generally be filled by (i) the affirmative vote of a majority of the remaining directors, though constituting less than a quorum of the board of directors, (ii) by a sole remaining director or (iii) a plurality of the votes cast. The Emerald-Montana Articles do not alter this provision.

Indemnification of Directors and Officers

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•	by a majority of the disinterested directors, even though less than a quorum;
•	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of shareholders, disinterested directors or otherwise.

The Emerald-Delaware Certificate of Incorporation provides that Emerald-Delaware shall have the power to indemnify directors, officers, employees and agents of Emerald-Delaware to the fullest extent permitted by Section 145 of the DGCL. The Emerald-Delaware Bylaws provides that Emerald-Delaware officers and directors shall be indemnified to the fullest extent permitted by applicable law, and that Emerald-Delaware shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Under the MBCA, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and, in criminal cases, where the director or office had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s articles of incorporation, Montana law requires indemnification if the director or officer is wholly successful on the merits of the action. Under the MBCA, any indemnification of a director in a derivative action must be reported to shareholders in writing prior to the next annual meeting of shareholders.

The Emerald-Montana Bylaws provide that Emerald-Montana officers and directors shall be indemnified to the fullest extent permitted by the MBCA, and that Emerald-Montana shall pay the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

The MBCA, the DGCL and the respective Bylaws of Emerald-Delaware and Emerald-Montana may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Directors of both Emerald-Montana and Emerald-Delaware herein has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable absent a decision to the contrary by a court of competent jurisdiction.

Distributions and Redemptions

Under the DGCL, unless otherwise restricted in its certificate of incorporation, a corporation may only pay dividends out of surplus or net profit. Additionally, under the DGCL, a corporation may not redeem any shares if such redemption would cause an impairment of its capital. The Emerald-Delaware Certificate does not otherwise restrict the right to pay dividends or redeem shares.

Under the MBCA, there are no specific statutory provisions dealing with dividend sources. A Montana corporation may make distributions to its shareholders as long as, after giving effect to such distribution, (a) the corporation would be able to pay its debts as they become due in the usual course of business or (b) the corporation’s total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which the Emerald-Montana Articles of Incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Loans to Directors and Officers

Under the DGCL, a corporation may lend money to, or guarantee any obligation of, an officer, including an officer who is a director, when it is deemed, in the judgment of the board of directors, to be reasonably expected to benefit the corporation.

Under the MBCA, a corporation may make a loan or guaranty to directors or officers if (a) the financial interest is known or disclosed to the board of directors or committee and noted in the minutes, and the board of directors or committee authorizes the transaction in good faith by a majority vote sufficient for the purpose without counting the vote of the interested director; (b) the financial interest is known or disclosed to the shareholders, and the shareholders authorize the transaction by a vote of shareholders holding a majority of the voting power; or (c) the transaction is fair to the corporation at the time it is authorized or approved. Notwithstanding this MBCA provision, Section 402 of the Sarbanes-Oxley Act of 2002 prohibits us from extending, arranging or renewing personal loans to or for our directors and executive officers.

Franchise Taxes

All corporations organized under the laws of the State of Montana, regardless of capitalization or whether the corporation transacts business in Montana, are required to pay an annual flat fee of $200 to obtain a business license. Montana imposes no franchise tax or similar fee on Montana corporations. After the Reincorporation, we will be required to pay annual franchise taxes to Delaware based on a formula involving the number of our authorized shares, or the value of our assets, whichever would result in a lesser tax. If the Reincorporation had been effected as of June 1 of this year, we estimate that Emerald-Delaware would have paid annual franchise taxes for 2014 of approximately $105,000. We will pay a pro rata share of the annual Delaware franchise tax for 2014 if the Reincorporation is approved and effected, based upon the effective date of the Reincorporation.

The Merger Agreement

The following is only a summary of the material provisions of the Merger Agreement between Emerald-Montana and Emerald-Delaware and is not complete. The Merger Agreement is attached to this proxy statement as Annex A. Please read the Merger Agreement in its entirety.

General

The Merger Agreement provides that, subject to the approval and adoption of the Merger Agreement by the shareholders of Emerald-Montana and the authority of the Board of Directors of Emerald-Montana (and Emerald-Delaware) to abandon the merger:

•	Emerald-Montana will merge with and into Emerald-Delaware; and
•	Emerald-Montana will cease to exist and Emerald-Delaware will continue as the surviving corporation.

As a result of the merger, and as of the effective time of the merger, Emerald-Delaware will succeed to and assume all rights and obligations of Emerald-Montana, in accordance with Delaware law.

Effective Time

The Merger Agreement provides that, subject to the approval of the shareholders of Emerald-Montana, the merger will be consummated by the filing of articles of merger and any other appropriate documents, in accordance with the relevant provisions of the MBCA and the DGCL, with the Secretaries of State of Montana and Delaware.

Merger Consideration

Upon consummation of the merger, each outstanding share of our common stock will be converted into the right to receive one share of Emerald-Delaware common stock. The shares of Emerald-Montana common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist. Each holder of a certificate representing shares of Emerald-Montana common stock immediately prior to the merger will cease to have any rights with respect to such certificate, except the right to receive shares of Emerald-Delaware common stock upon surrender of such certificate.

Treatment of Stock Options

Under the terms of the Merger Agreement, upon consummation of the merger each outstanding option to purchase a share of our common stock, and other equity awards relating to the Emerald-Montana’s common stock, will be deemed to constitute an option to purchase one share of common stock or equity award, as applicable, of Emerald-Delaware at an exercise price per full share equal to the stated exercise price or other terms or provisions of the option or equity award.

Under the Merger Agreement, Emerald-Delaware will assume Emerald-Montana’s stock option plans, including the 2011 Equity Incentive Plan, which following the Reincorporation will be used by Emerald-Delaware to make awards to directors, officers and employees of Emerald-Delaware and others as permitted in the 2011 Equity Incentive Plan.

Directors and Officers

The Merger Agreement provides that the board of directors of Emerald-Delaware from and after the merger will consist of the directors of Emerald-Montana immediately prior to the merger. The Merger Agreement further provides that the officers of Emerald-Delaware from and after the merger will be the officers of Emerald-Montana immediately prior to the merger.

Articles of Incorporation and Bylaws

The Merger Agreement provides that the Emerald-Delaware Certificate of Incorporation in effect immediately before the merger will be the certificate of incorporation of the surviving corporation, and the bylaws of Emerald-Delaware Bylaws in effect immediately before the merger will be the bylaws of the surviving corporation unless later amended in accordance with Delaware law.

Conditions to the Merger

The obligations of Emerald-Montana and Emerald-Delaware to consummate the merger are subject to the satisfaction or waiver of the conditions that the Merger Agreement and the merger shall have been approved and adopted by the shareholders of Emerald-Montana.

Abandonment of the Merger

Notwithstanding shareholder approval of the Merger Agreement and the merger, the Board of Directors of Emerald-Montana may elect to abandon the merger as permitted under the MBCA.

Effect of the Reincorporation on Stock Certificates

The Reincorporation will not have any effect on the transferability of outstanding stock certificates representing our common stock. The Reincorporation will be reflected by our transfer agent in book-entry. For those shareholders that hold physical certificates, please do not destroy or send us your stock certificates, as those stock certificates should be carefully preserved by you.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO ALLOW US TO CHANGE OUR STATE OF INCORPORATION FROM MONTANA TO DELAWARE.

PROPOSAL 5:

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

Our Audit Committee has engaged the firm of BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. BDO USA, LLP also served as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and 2012. A representative of BDO is expected to be present at the 2014 Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding the audit of our financial statements.

Audit Fees

The following table presents fees for professional services provided by BDO USA, LLP to us for the audit of our annual financial statements, the review of our interim financial statements, and other services for the fiscal years ended December 31, 2013 and 2012.

Category	Fiscal Year	Fees
Audit Fees(1)	2013	$435,223
	2012	$323,320
Audit-Related Fees(2)	2013	$—
	2012	$15,610
Tax Fees(3)	2013	$—
	2012	$—
All Other Fees(4)	2013	$—
	2012	$1,510

(1)	Audit fees represent fees billed for professional services provided for the audit of our annual financial statements and review of our quarterly financial statements in connection with the filing of current and periodic reports or for services that are normally provided in connection with statutory and regulatory filings or engagements and fees for Sarbanes-Oxley 404 audit work.
(2)	Audit-related fees represent fees billed for assurance and related services in connection with acquisition transactions and related regulatory filings.
(3)	Tax fees represent fees billed for professional services for tax compliance, tax advice and tax planning which included preparation of tax returns.
(4)	All other fees to BDO USA, LLP represent fees billed for compensation consulting services in connection with a study of compensation programs related to named executive officers and non-employee directors of a broad peer group of exploration and production companies.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved the engagement of BDO as our principal independent registered public accounting firm to perform audit services for us. The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for us by the independent auditor prior to engagement. One hundred percent (100%) of the audit services, audit-related services, tax-related services and compensation consulting services referenced above were pre-approved by our Audit Committee.

Required Vote and Recommendation

If a quorum is present, the affirmative vote of the shareholders holding a majority of the shares of common stock represented at the 2014 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter is required to ratify the selection of the independent public accountant. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an affect on the proposal. If our shareholders fail to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, it is not anticipated that BDO USA, LLP will be replaced in 2014. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2014.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock to file with the SEC reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) of our common stock. The reporting persons are required to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon review of these SEC reports and written representations to us from certain reporting persons, we believe that during fiscal year 2013, all applicable filing obligations under Section 16(a) have been met by all of the reporting persons.

Shareholder Proposals for the 2014 Annual Meeting

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2015 Annual Meeting must be received by us at our office in Denver, Colorado, addressed to our Secretary, no later than December 26, 2014 to be includable in our proxy statement and related proxy for the 2015 Annual Meeting. Additionally, pursuant to the advance notice provisions of our bylaws, as authorized by applicable state law, in order for shareholders to present nominations or other business at the 2015 Annual Meeting, a shareholder’s notice of such nomination or other business must be received no earlier than March 13, 2015 and no later than April 12, 2015 and must be in a form that complies with the requirements set forth in our bylaws.

Shareholders Sharing the Same Last Name and Address

In accordance with notices that we send to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Corporate Secretary by mail at 1600 Broadway, Suite 1360, Denver, Colorado 80202 or by telephone at (303) 323-0008. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Annual Report on Form 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO PAUL WIESNER, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

Annex A — Form of Agreement and Plan of Merger

THIS AGREEMENT AND PLAN OF MERGER, dated as of [•], 2014 (this “Agreement”), is entered into by and between Emerald Oil, Inc., a Montana corporation (“Emerald (MT)”), and Emerald Oil, Inc., a Delaware corporation (“Emerald (DE)”). Emerald (MT) and Emerald (DE) are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, Emerald (MT) is a corporation duly organized and existing under the laws of the State of Montana;

WHEREAS, Emerald (DE) is a corporation duly organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Emerald (MT);

WHEREAS, Emerald (MT) has authority to issue (i) 520,000,000 shares of common stock, $0.001 par value per share (“Emerald (MT) Common Stock”), of which [    ] shares are issued and outstanding, and (ii) 20,000,000 shares of preferred stock, $0.001 par value per share (“Emerald (MT) Preferred Stock”), of which 6,500,000 shares of Preferred Stock have been designated as “Emerald (MT) Series B Voting Preferred Stock,” of which [    ] shares are issued and outstanding. 13,500,000 shares of Emerald (MT) Preferred Stock remain undesignated;

WHEREAS, Emerald (DE) has authority to issue (i) 520,000,000 shares of common stock, $0.001 par value per share (“Emerald (DE) Common Stock”), and (ii) 20,000,000 shares of preferred stock, $0.001 par value per share (“Emerald (DE) Preferred Stock”), of which 6,500,000 shares of Preferred Stock have been designated as “Emerald (DE) Series B Voting Preferred Stock”. 13,350,000 shares of Emerald (DE) Preferred Stock remain undesignated;

WHEREAS, 100 shares of Emerald (DE) Common Stock are issued and outstanding, all of which are owned by Emerald (MT);

WHEREAS, the respective Boards of Directors of Emerald (MT) and Emerald (DE) have determined that it is advisable and in the best interests of such corporations and their stockholders that Emerald (MT) merge with and into Emerald (DE) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the purpose of the Merger (as defined below) is, among other things, to change the state of incorporation of Emerald (MT) to enable Emerald (MT) to avail itself of the advantages that the corporate laws of Delaware afforded to public companies and their officers and directors;

WHEREAS, for United States federal income tax purposes, the parties hereto intend the Merger (as defined below) to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder;

WHEREAS, the Board of Directors of Emerald (MT) has approved this Agreement in accordance with Montana Business Code Annotated (the “MBCA”);

WHEREAS, the Board of Directors of Emerald (DE) and Emerald (MT), in its capacity as the sole stockholder of Emerald (DE), have approved this Agreement by execution of a written consent in accordance with Section 228 of the Delaware General Corporation Law.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, Emerald (MT) and Emerald (DE) hereby agree as follows:

1. Merger.  Emerald (MT) shall be merged with and into Emerald (DE) (the “Merger”) in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”) and Section 35-1-813 and 35-1-815 of the MBCA such that Emerald (DE) shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”). The Merger shall become effective on the date and at the time (the “Effective Time”) at which Articles of Merger complying with MBCA 35-1-816, or a Certificate of Merger complying with the DGCL, executed and acknowledged on behalf of Emerald (DE) and Emerald (MT) in accordance with the requirements of the MBCA and the DGCL, respectively, have been filed with the Montana Secretary of State and the Delaware Secretary of State, respectively.

2. Governing Documents.  The Certificate of Incorporation of Emerald (DE), as in effect on the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment, until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws of Emerald (DE) shall be the Bylaws of the Surviving Corporation.

3. Directors.  The persons who are directors of Emerald (MT) immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

4. Officers.  The persons who are officers of Emerald (MT) immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

5. Succession.  At the Effective Time, in accordance with MBCA, the separate corporate existence of Emerald (MT) shall cease and (i) all the rights, privileges, powers and franchises of a public and private nature of each of the Constituent Corporations, subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; (ii) all assets, property, real, personal and mixed, belonging to each of the Constituent Corporations; and (iii) all debts due to each of the Constituent Corporations on whatever account, including stock subscriptions and all other things in action, in each case, shall succeed to, be vested in and become the property of the Surviving Corporation without any further act or deed as they were of the respective Constituent Corporations. The title to any real estate vested by deed or otherwise and any other asset, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Emerald (MT) shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Emerald (MT), its stockholders, Board of Directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Emerald (MT). The employees and agents of Emerald (MT) shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Emerald (MT).

6. Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Emerald (MT) such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Emerald (MT), and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Emerald (MT) or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7. Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(i) each share of Emerald (MT) Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into one (1) validly issued, fully paid and non-assessable share of Emerald (DE) Common Stock;

(ii) each share of Emerald (MT) Series B Voting Preferred Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into one (1) validly issued, fully paid and non-assessable share of Emerald (DE) Series B Voting Preferred Stock;

(iv) each option to purchase or other right to acquire shares of Emerald (MT) Common Stock issued and outstanding immediately prior to the Effective Time under the Emerald (MT) stock plan (the “Emerald (MT) 2011 Equity Incentive Plan”) shall be changed and converted into an option to purchase or other right to acquire, upon the same terms and conditions, the number of shares of Emerald (DE) Common Stock that is equal to the number of shares of Emerald (MT) Common Stock that the holder would have received had the holder exercised such option to purchase or other right to acquire in full immediately prior to the Effective Time (whether or not such option to purchaser or other right to acquire was then exercisable) and the exercise price per share or conversion price or ratio per share under each of said option to purchaser or other right to acquire shall be the exercise price per share or conversion price or ratio per share thereunder immediately prior to the Effective Time, unless otherwise provided in the instrument granting such option;

(v) each warrant or other right to acquire shares of Emerald (MT) Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into an warrant to purchase or other right to acquire, upon the same terms and conditions, the number of shares of Emerald (DE) Common Stock that is equal to the number of shares of Emerald (MT) Common Stock that the holder would have received had the holder exercised such warrant to purchase or other right to acquire in full immediately prior to the Effective Time (whether or not such option to purchaser or other right to acquire was then exercisable) and the exercise price per share or conversion price or ratio per share under each of said warrant to purchaser or other right to acquire shall be the exercise price per share or conversion price or ratio per share thereunder immediately prior to the Effective Time, unless otherwise provided in the instrument granting such warrant; and

(iv) each share of Emerald (DE) Common Stock issued and outstanding immediately prior to the Effective Time and held by Emerald (MT) shall be cancelled, without any consideration being issued or paid therefor, and shall resume the status of authorized and unissued shares of Emerald (DE) Common Stock, and no shares of Emerald (DE) Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof.

After the Effective Time, the Surviving Corporation shall reflect in its stock ledger the number of shares of Emerald (DE) Common Stock, or Emerald (DE) Series B Voting Preferred Stock (as the case may be) to which each stockholder of Emerald (MT) is entitled pursuant to the terms hereof. Emerald (MT) Common Stock and Emerald (MT) Series B Voting Preferred Stock are collectively referred to herein as “Emerald (MT) Capital Stock”. Emerald (DE) Common Stock and Emerald (DE) Series B Voting Preferred Stock are collectively referred to herein as “Emerald (DE) Capital Stock”.

8. Conversion of Plans.  The terms of the Emerald (MT) 2011 Equity Incentive Plan, as in effect at the Effective Time, shall remain in full force and effect with respect to each restricted Emerald (MT) Common Stock and option to purchase or other right to acquire shares of Emerald (MT) Common Stock after giving effect to the Merger and the assumptions by Emerald (DE) as set forth above.

9. Fractional Shares.  No fractional shares of Emerald (DE) Common Stock or Emerald (DE) Series B Voting Preferred Stock (as the case may be) shall be issued upon the conversion of any shares of Emerald (MT) Common Stock or Emerald (MT) Series B Voting Preferred Stock (as the case may be).

10. Stock Certificates.  Emerald (MT) Common Stock and Emerald (MT) Series B Voting Preferred Stock are collectively referred to in this Section 10 as “Emerald (MT) Capital Stock”. Emerald (DE) Common Stock and Emerald (DE) Series B Voting Preferred Stock are collectively referred to herein as “Emerald (DE) Capital Stock”.

At the Effective Time, each certificate representing issued and outstanding shares of Emerald (MT) Capital Stock immediately prior to the Effective Time shall be deemed and treated for all purposes as representing the shares of Emerald (DE) Capital Stock into which such shares of Emerald (MT) Capital Stock have been converted as provided in this Agreement. Each stockholder of Emerald (MT) may, but is not required to, exchange any existing stock certificates representing shares of Emerald (MT) Capital Stock for stock certificates representing the same number of shares of Emerald (DE) Capital Stock.

All shares of Emerald (DE) Capital Stock into which shares of Emerald (MT) Capital Stock shall have been converted pursuant to this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. At the Effective Time, the holders of certificates representing Emerald (MT) Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock, and their sole rights shall be with respect to Emerald (DE) Capital Stock into which their shares of Emerald (MT) Capital Stock have been converted as provided in this Agreement. At the Effective Time, the stock transfer books of Emerald (MT) shall be closed, and no transfer of shares of Emerald (MT) Common Stock outstanding immediately prior to the Effective Time shall thereafter be made or consummated.

11. Stockholder Approval.  This Agreement shall be submitted to a vote of the sole stockholder of Emerald (DE) in accordance with the laws of the State of Delaware. In the event that this Agreement shall be not approved by the requisite vote of stockholders of Emerald (DE) entitled to vote thereon, this Agreement shall thereupon be terminated without further action of the parties hereto.

12. Amendment.  Subject to compliance with the applicable provisions of the MBCA, the parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement prior to the Effective Time.

13. Abandonment.  At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Emerald (DE) or Emerald (MT) or both, notwithstanding the approval of this Agreement by the sole stockholder of Emerald (DE).

14. Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15. Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

16. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice or conflict of law provisions contained therein to the extent that the application of the laws of another jurisdiction will be required thereby.

17. Plan of Reorganization.  This Agreement is hereby adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Code.

IN WITNESS WHEREOF, Emerald (MT) and Emerald (DE) have caused this Agreement to be executed and delivered as of the date first written above.

Emerald Oil, Inc., a Montana corporation

Name:
Title:

Emerald Oil, Inc., a Delaware corporation

Name:
Title:

Annex B

CERTIFICATE OF INCORPORATION

OF

EMERALD OIL, INC.

1. Name.  The name of the corporation is “Emerald Oil, Inc.” (the “Corporation”).

2. Address.  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. Purposes.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. Number of Shares.  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Five Hundred Twenty Million (520,000,000) shares consisting of: Five Hundred Million (500,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Twenty Million (20,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”), of which Six Million Five Hundred Thousand (6,500,000) shares of Preferred Stock have been designated as “Series B Voting Preferred Stock,” the preferences, limitations, and relative rights are set forth in the Preferences, Limitations, and Relative Rights of Series B Voting Preferred Stock attached as Exhibit A hereto. Thirteen Million Five Hundred Thousand (13,500,000) shares of Preferred Stock remain undesignated.”

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a. The designation of the series;

b. The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

c. The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

d. The redemption rights, if any, and price or prices for shares of the series;

e. The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

f. The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

h. The voting rights, if any, of the holders of such series; and

i. Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

5. Name and Mailing Address of Incorporator.  The name and mailing address of the incorporator are: Steven Levine, Esq., c/o Husch Blackwell LLP, 1700 Lincoln Street, Suite 4700, Denver, Colorado, 80203.

6. Directors.

6.1 Number of Directors.  The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board.

6.2 Election of Directors.  Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

7. Limitation of Liability.  To the fullest extent permitted under the Delaware General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

8. Indemnification.

8.1 Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation (the “Board”).

8.2 Prepayment of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3 Claims.  If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

8.4 Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

8.5 Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

8.6 Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7 Other Indemnification and Prepayment of Expenses.  This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

9. Adoption, Amendment and/or Repeal of Bylaws.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

10. Powers of Incorporators.  The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Delaware Division of Corporations. The name and mailing address of the persons who are to serve as the initial directors of the Corporation, or until their successors are duly elected and qualified, are:

James Russell (J.R.) Reger 1600 Broadway, Suite 1360 Denver, Colorado 80202	McAndrew Rudisill 1600 Broadway, Suite 1360 Denver, Colorado 80202
Thomas J. Edelman 1600 Broadway, Suite 1360 Denver, Colorado 80202	Seth Setrakian 1600 Broadway, Suite 1360 Denver, Colorado 80202
Duke R. Ligon 1600 Broadway, Suite 1360 Denver, Colorado 80202	Daniel L. Spears 1600 Broadway, Suite 1360 Denver, Colorado 80202

11. Amendments of Certificate.  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the General Corporation Law of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section.

12. Meetings of Stockholders; Books and Records.  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

WITNESS the signature of this Certificate of Incorporation this [  ] day of [        ] 2014.

Steven Levine
Incorporator

Exhibit A

PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS
OF
SERIES B VOTING PREFERRED STOCK
OF
EMERALD OIL, INC.

Section 1. Designation.  The distinctive serial designation of such series of Preferred Stock is “Series B Voting Preferred Stock” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2. Number of Shares.  The authorized number of shares of Series B shall be 6,500,000. Shares of Series B that are purchased or otherwise acquired by the Corporation may thereafter be reissued or otherwise disposed of by the Corporation in accordance herewith or may be retired and cancelled by the Corporation.

Section 3. Definitions.  As used herein with respect to Series B:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(c) “Certificate of Designations” means this Certificate of Designations relating to Series B, as it may be amended from time to time.

(d) “Certificate of Incorporation” means the certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations and the Series A Certificate.

(e) “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(f) “Corporation” means Emerald Oil, Inc., a Delaware corporation.

(g) “NYSE MKT” means NYSE MKT LLC.

(h) “PIK Warrants” means the Warrants to purchase shares of Common Stock issued pursuant to Section 1.4 of the Purchase Agreement.

(i) “Preferred Stock” means any and all series of preferred stock, par value $0.001 per share, of the Corporation, including Series A and Series B.

(j) “Purchase Agreement” means the Securities Purchase Agreement, dated as of February 1, 2013, by and among the Corporation, WDE Emerald Holdings LLC, a Delaware limited liability company, and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, including all schedules and annexes thereto, as it may be amended from time to time.

(k) “Series A” means the series of Preferred Stock designated as “Series A Perpetual Preferred Stock.”

(l) “Series A Certificate” means the Certificate of Designations of Series A Perpetual Preferred Stock relating to Series A, as it may be amended from time to time.

(m) “Series B” has the meaning set forth in Section 1.

(n) “Shareholder Approval” means, with respect to the issuance of any PIK Warrants and any shares of Common Stock issuable upon exercise of such PIK Warrants, the approval, in accordance with Section 705 of the NYSE MKT Company Guide, of the stockholders of the Corporation required to authorize such issuances pursuant to Section 713 of the NYSE MKT Company Guide.

(o) “Warrants” means the Warrants to purchase shares of Common Stock issued pursuant to the Purchase Agreement, including the PIK Warrants.

(p) “Voting Stock” means Series B and Common Stock.

Section 4. Dividends.  No dividends shall be paid to the holders of Series B.

Section 5. Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series B shall be entitled to receive for each share of Series B, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation and any distributions of such assets or proceeds made to or set aside for the holders of Series A, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series B as to such distribution, payment in full in an amount equal to $0.001 per share. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Conversion, Redemption and Other Rights.

(a) Series B is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and no share of Series B may be redeemed prior to January 1, 2020.

(b) On and from time to time after January 1, 2020, the Corporation may, at its option, redeem, in whole or in part, the then-outstanding shares of Series B, at a redemption price per share equal to $0.001. The redemption price for any such shares of Series B shall be payable on the applicable redemption date selected by the Corporation to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. The Corporation may elect to pay the redemption price in cash or whole shares of Common Stock of the Corporation with a value equal to the Market Price (as defined in the Warrant) on the trading day immediately preceding the redemption date.

(c) If on or before each redemption date all funds or shares of Common Stock necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the applicable redemption date all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on the applicable redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price payable on such redemption from such bank or trust company, without interest. Any funds or shares of Common Stock unclaimed at the end of ninety days from the applicable redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Transfer; Surrender Upon Exercise of Warrants.  Each share of Series B shall be issued as a unit with a Warrant, or portion thereof, representing the right to purchase one share of Common Stock and may only be sold or otherwise transferred concurrently with the sale of such Warrant. Any sale or transfer, or purported sale or transfer, of shares of Series B shall be null and void, and the Corporation shall have no obligation to effect any transfer, unless the foregoing transfer restrictions are strictly observed. In the event that a holder of Series B exercises its right to acquire Common Stock of the Corporation pursuant to a Warrant, such holder shall surrender to the Corporation a number of shares of Series B of such holder equal to the number of shares of Common Stock purchased upon exercise of such Warrant. In no event shall the Corporation issue any shares of Series B other than in connection with the issuance of Warrants pursuant to and in accordance with the Purchase Agreement, including Section 1.4 thereof (which provides that no PIK Warrants shall be issuable unless and until the Company first obtains Shareholder Approval) and otherwise in connection with such Warrants.

Section 8. Voting Rights.

(a) Each share of Series B shall be entitled to one vote. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders of the Corporation required by law or by the Certificate of Incorporation, the holders of Series B shall be entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of Common Stock, with Series B and Common Stock voting together as a single class. If more than one person holds Series B, then the voting rights of such persons shall be reduced pro rata according to their ownership percentages in order to comply with this limitation. Any share of Series B and, if applicable, other Voting Stock with respect to which the holders of Series B and their affiliates are not entitled to vote pursuant to the limitations in this Section 8(a), shall not be considered, in determining whether a quorum is present at any meeting of stockholders of the Corporation, as outstanding shares of capital stock entitled to vote at such meeting.

(b) So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of a majority of the shares of Series B at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any action or failure to act involving the Corporation or any of its Subsidiaries that adversely affects the rights, preferences, privileges or powers of Series B relative to any other class or series of capital stock of the Corporation; and

(ii) any amendment, alteration, waiver or repeal of any provision of the certificate or certificate of incorporation or bylaws or other organizational documents of the Corporation or any of its Subsidiaries (including the Certificate of Incorporation and the Bylaws) so as to change the rights, preferences, privileges or powers of Series B.

Notwithstanding anything herein to the contrary, in no event shall any holder of shares of Series B be entitled to (x) vote on any matter on which Series B is entitled to vote unless such holder shall also be the record holder of the corresponding Warrant that is part of the unit with such shares or (y) cast a number of votes in excess of the number of shares purchasable upon exercise of the Warrants of which such holder is the record holder. Furthermore, except as provided by law, no share of Series B shall have any voting rights following January 1, 2020.

Section 9. Record Holders.  To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 10. Notices.  All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by fax, overnight or certified mail, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 11. No Preemptive Rights.  No share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Replacement Certificates.  The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 13. Other Rights.  The shares of Series B shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Annex C

By-Laws

of

Emerald Oil, Inc.

ARTICLE I

Offices

Section 1. Offices.  The registered office of Emerald Oil, Inc. (hereinafter called the Corporation) shall be in the State of Delaware. The Corporation may have offices and places of business at such places within and without the State of Delaware as shall be determined by the Board of Directors. The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

Stockholders

Section 1. Place of Meetings.  All meetings of the stock-holders shall be held at such place within or without the State of Delaware as is designated by the Board of Directors.

Section 2. Annual Meeting.  The Board of Directors shall fix the time and place of the annual meeting of the stockholders for the purpose of electing the directors and for the transaction of such other business as may properly be brought before the meeting.

Section 3. Special Meeting.  Special meetings of the stockholders may be called (i) upon the written request of the stockholders of representing 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting of the Corporation then outstanding and entitled to vote at such meeting; (ii) by a majority of the Board of Directors; (iii) by the Chairman of the Board; or (iv) the Chief Executive Officer.

Section 4. Notice of Meetings.  Except as is otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given to each stockholder not less than 10 nor more than 60 days prior to the meeting. The notice shall state the date, time and place and, in the case of special meetings, the purpose or purposes of such meeting, and at whose direction the notice is given.

Section 5. Quorum.  At all meetings of stockholders, except as otherwise required by statute, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat may adjourn such meeting from time to time in accordance with Section 7 of this Article II of these By-Laws until the number of votes requisite to constitute a quorum shall be present.

Section 6. Voting.

Except with respect to the election of directors, as set forth in the below paragraph, when a quorum is present or represented by proxy at any meeting of stockholders, the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereat present in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which an express provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation requires a greater vote, in which case such provision shall control.

Each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors if, in connection with such meeting (i) the Secretary of the Corporation shall have received a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in

Section 10 of this Article II and (ii) such nomination shall not have been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation. If directors are to be elected by a plurality of the votes cast pursuant to the provisions of the immediately preceding sentence, stockholders shall not be provided the option to vote against any one or more of the nominees, but shall only be provided the option to vote for one or more of the nominees or withhold their votes with respect to one or more of the nominees. For purposes hereof, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. (Accordingly, abstentions will not be taken into account for this purpose.)

Each stockholder entitled to vote at any meeting may vote in person or by proxy and shall, unless the Certificate of Incorporation provides otherwise, have one vote for each share of stock registered in his name, but no proxy shall be valid after three years from its date, unless the proxy provides for a longer period.

Section 7. Adjourned Meetings.  Any meeting of stockholders may be adjourned to a designated time and place by a vote of a majority in interest of the stockholders present in person or by proxy, even though less than a quorum is so present. No notice of such an adjourned meeting needs to be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 8. Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding stock entitled to vote thereon. The effective date of the authorization of such action shall be deemed to be the date of the filing of the last such written consent in the minute books of the Corporation, which date shall be noted therein by the Secretary.

Section 9. Advance Notice of Business to Be Transacted at Stockholder Meetings.  To be properly brought before an annual or special meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9. Except for proposals properly made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 10 of this Article II, and this Section 9 shall not be applicable to nominations except as expressly provided in Section 10.

(A) Timely notice.  To bring business before a meeting, a stockholder must give timely notice to the Secretary of the Corporation. To be timely for an annual meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, in order to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever first occurs. To be timely for a special meeting, notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not more than 10 days immediately following the giving of notice of such special meeting by mail to stockholders or by public announcement (whichever first occurs). The provisions of this Section 9 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act.

(B) Proper written form of notice.  To be in proper written form, a stockholder's notice to the Secretary must be signed by each stockholder, or a duly authorized agent, requesting the meeting or proposal and must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting or special meeting (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each proposing stockholder, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the proposing stockholders or between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of capital stock of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder, (b) the name and address of such stockholder, and the name and address of the beneficial owner, if any, on whose behalf the business is to be brought before the meeting, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (f) any short interest in any security of the Corporation (for purposes of this Section 9 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (g) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (h) any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (i) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instrument, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household (which information as specified in the foregoing clauses (a) through (i) shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership and other information as of such record date). For purposes of these By-Laws, the terms “beneficial owner” and “beneficial ownership” shall include without limitation the meanings ascribed to such terms in Rule 13d-3 (or any successor rule) under the Exchange Act.

(C) Exclusive means; other stockholder rights and obligations.  Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual or special meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. This Section 9 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 9 with respect to any business proposed to be brought before an annual or special meeting, each proposing stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 9 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 10. Advance Notice of Nominations for Election to the Board of Directors.  Nominations of any person for election to the Board of Directors at an annual or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (b) by a stockholder who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both on the record date for the determination of stockholders entitled to vote at such meeting and at the time of giving the notice provided for in this Section 10, (ii) is entitled to vote at the meeting, and (iii) has complied with the Certificate of Incorporation of the Company, as amended, and this Section 10 as to such nomination. For a stockholder to make any nomination of a person for election to the Board of Directors, the stockholder must provide timely notice thereof in proper written form to the Secretary of the Corporation.

(A) Timely notice.  To be timely, a stockholder's notice for nomination of a person or persons for election to the Board of Directors must be delivered to or mailed and received at the principal offices of the Corporation within the times set forth in Section 9(A) of this Article II for the giving of timely notice by a stockholder for bringing other business before a stockholder meeting.

(B) Proper written form of notice.  To be in proper written form for purposes of this Section 10, a stockholder's notice to the Secretary must be signed by each stockholder, or a duly authorized agent, shall set forth: (a) as to each person whom the stockholder intends to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder and (v) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided by a stockholder pursuant to Section 9(B)(a)-(i) of this Article II.

(C) Exclusive means; other requirements.  The Corporation may require any proposed nominee to furnish such other information in addition to that required by Section 10 as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything in these By-Laws to the contrary, no nominations shall be conducted at the annual or special meeting of stockholders except nominations brought before such meeting in accordance with the procedures set forth in the Certificate of Incorporation, as amended, and this Section 10. If the chairman of such meeting determines that a nomination was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall not be considered or voted upon.

ARTICLE III

Directors

Section 1. Management of the Corporation.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The officers of the Corporation shall keep the Board of Directors fully informed about the affairs of the Corporation, and the officers and employees of the Corporation shall provide the Board of Directors with such written or oral reports and information as the Board of Directors may deem advisable.

Section 2. Number and Term of Office.  Subject to the rights, if any, of holders of preferred stock of the Corporation, the number of directors shall be determined from time to time by resolution passed by a majority of the Board of Directors of the Corporation. The number of directors so determined is referred to in these By-Laws as the “total number of directors”. Each director shall be elected and hold office until a successor is duly elected and qualified, or until the Director’s earlier death, resignation or removal.

Section 3. Resignation.  Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chief Executive Officer (the “CEO”) or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies.  Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, any vacancy on the Board of Directors arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the sole remaining director.

Section 5. Regular Meetings.  Regular meetings of the Board of Directors may be held without notice and at such time and such places, either within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 6. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the CEO, and shall be called by the CEO or the Secretary, upon the written request of at least two members of the Board of Directors. Each director shall be given at least two (2) days' notice of each such meeting.

Section 7. Quorum.  A quorum of directors for the transaction of business shall consist of at least a majority of the total number of directors.

Section 8. Waiver of Notice.  Notice of a meeting need not be given to any director who submits a written waiver of such notice, signed by him, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the directors need be specified in any written waiver of notice with respect to such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Voting.  The act of a majority of the total number of directors shall be the act of the Board of Directors.

Section 10. Meetings via Conference Call.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone call or similar communications equipment hook-up allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 11. Action Without Meeting.  Notwithstanding any other provisions of these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 12. Committees.

(a) Committees.  The Board of Directors, by resolution passed by a majority of the total number of directors, may designate committees of the Board of Directors, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution.

(b) Rules of Committees.  A majority of all of the members of any committee of the Board of Directors may determine its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall record minutes of its proceedings and shall submit the same to the Board of Directors. The Board of Directors shall have power to change the members of any such committee and fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

(c) Powers of Committees.  The Board of Directors, by resolution passed by a majority of a duly constituted quorum of the Board of Directors, may designate committees of the Board of Directors pursuant to, and which will have the powers as are consistent with, the provisions of Section 141(c)(2) of the Delaware General Corporation Law.

Section 15. The Chairman of the Board and Vice Chairman of the Board.  The Chairman of the Board and, if the Board of Directors determines that the Board should have a Vice Chairman, the Vice Chairman of the Board, shall be elected annually by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors, act as chairman at all meetings of stockholders and shall sign the minutes of the proceedings recorded at such meetings by the Secretary. The Chairman of the Board shall make reports to the Board of Directors as well as to the stockholders and shall perform all duties incident to the Chairman of the Board’s office or properly required of him by the Board of Directors. The Chairman of the Board and the Vice Chairman of the Board shall each perform such further duties and exercise such further powers as may be assigned to the Chairman of the Board from time to time by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall carry out the Chairman of the Board’s duties and authorities.

ARTICLE IV

Officers

Section 1. Officers.  The officers of the Corporation shall include the Chief Executive Officer, a Treasurer and a Secretary. Each officer of the Corporation shall hold office until his successor shall have been duly chosen and qualified, or until his death, disqualification, resignation or removal. Except for the offices of Chief Executive Officer and Secretary, any two or more offices may be held by one person. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 2. Other Officers.  The Board of Directors may appoint one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers and agents with such powers and duties as it shall deem necessary.

Section 3. Chairman.  The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

Section 4. The Chief Executive Officer (the “CEO”).  The Chief Executive Officer, subject to the direction of the Board of Directors and any duly authorized committee of the Board of Directors, shall have general management and control of the business and affairs of the Corporation.

Section 5. The Treasurer.  The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation, shall receive and give receipts and acquittances for monies paid in on account of the Corporation, shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature upon maturity, shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all monies received and paid out by him on account of the Corporation, and shall perform all other duties incident to the Office of Treasurer and as may be prescribed by the Board of Directors.

Section 6. The Secretary.  The Secretary, if he shall be present, shall keep the minutes of all proceedings of directors and stockholders, and shall attend to the giving and serving of all notices to stockholders and directors or other notices required by law or by these By-Laws, shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal when duly signed or when so ordered by the Board of Directors, shall have charge of the minute books, certificate books and stock books and such other books and papers as the Board of Directors may direct, and shall perform all other duties incident to the office of Secretary.

Section 7. Removal of Officers.  Any officer of the Corporation may be removed from office at any time, with or without cause, by a vote of the majority of the total number of directors.

ARTICLE V

Capital Stock

Section 1. Form and Execution of Certificates.  Shares of the Corporation’s stock may be certificated or uncertificated, as provided by law. Every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, or the CEO or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue..

Section 2. Transfer.  Transfer of shares shall be made only upon the books of the Corporation by the registered holder thereof or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

Section 3. Lost or Destroyed Certificates.  The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft, or destruction thereof, and the Board of Directors may thereupon, in its discretion (subject to applicable law), cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and, if required by the Board of Directors, the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

Section 4. Record Date.  The Board of Directors may fix, in advance, a date, not exceeding 60 days nor less than 10 days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

ARTICLE VI

Miscellaneous

Section 1. Dividends and Reserves.  The Board of Directors may declare dividends and may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may reduce or eliminate any such reserve. Dividends may be paid in cash, in property, or in shares of stock.

Section 2. Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the transfer and registration of certificates for shares of the Corporation.

Section 3. Corporate Seal.  The Board of Directors may provide for a corporate seal and shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL”, and the state of its incorporation.

Section 4. Notice and Waiver of Notice.  Whenever under the provisions of these By-Laws any notice is required to be given, such notice, unless otherwise required by law or by these By-Laws, shall be communicated to the person entitled thereto be courier mail or first-class mail, postage prepaid, or by telegraph, telex, cable, facsimile or other recorded form of transmission, and such notice shall be deemed to have been given on the third day after the time of dispatch by courier mail or mailing thereof or at the time of dispatch in the case of notice by any other form of transmission. Any notice required to be given under these By-Laws may be waived in writing by the person entitled thereto, whether before or after the time stated therein.

Section 5. Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6. No petition under title 11 of the United States Code may be filed by the Corporation without a resolution of the Board of Directors authorizing such a filing which has been approved by at least all but one of the directors then in office.

ARTICLE VII

Amendments

Section 1. Amendments.  The Board of Directors shall have the power, without assent or vote of the stockholders, to make, alter, amend, change, add to or repeal these By-Laws, or any of them, upon a vote of a majority of the total number of directors.

EMERALD OIL INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/eox
Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 10, 2014.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 10, 2014.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:
01 Duke R. Ligon
02 James Russell (J.R.) Reger
03 McAndrew Rudisill
04 Seth Setrakian
05 Daniel L. Spears
06 Thomas L. Edelman

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To cumulate votes for any indicated nominee, write the number of the nominee and the number of shares for such nominee in the box provided to the right.)

2. Approve, on a non-binding basis, a resolution approving the compensation of certain of the Emerald Oil, Inc. executive officers. ☐ For ☐ Against ☐ Abstain

3. Approve the frequency of the advisory vote on the approval of the compensation of certain of the Emerald Oil, Inc. executive officers to occur every two years. ☐ For ☐ Abstain ☐ Abstain

4. Approve the proposal to allow Emerald Oil, Inc. to change its state of incorporation from Montana to Delaware. ☐ For ☐ Abstain ☐ Abstain

5. Ratify the appointment of BDO USA, LLP as the Emerald Oil, Inc. independent registered public accounting firm for the 2014 fiscal year. ☐ For ☐ Abstain ☐ Abstain

6. In their discretion, upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.